                                                                     Exhibit 4.7




                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                  by and among

                            INTEK INFORMATION, INC.,

                CONNING INSURANCE CAPITAL LIMITED PARTNERSHIP V,

                 THE BEACON GROUP III - FOCUS VALUE FUND, L.P.

                                      and

                            CERTAIN OTHER INVESTORS.

                            Dated as of May 7, 1998

                               Table of Contents

                                  Section                                            Page
                                  -------                                            ----
I.    Issuance and Sale of Securities..............................................     1

      1.1.  The Purchase Price.....................................................     1
      1.2.  The Initial Closing....................................................     2
      1.3.  The Subsequent Closing.................................................     3
      1.4.  The Acquisition Purchase...............................................     6
      1.5   The Option Purchase....................................................    10
      1.6.  Provisions Common to All Closings......................................    15

II.   Representations and Warranties of the Company................................    16

      2.1.  Organization and Good Standing; Power and Authority; Qualifications....    16
      2.2.  Authorization of the Documents.........................................    17
      2.3.  Capitalization.........................................................    17
      2.4.  Authorization and Issuance of Capital Stock............................    19
      2.5.  Reservation of Shares..................................................    19
      2.6.  Financial Statements...................................................    20
      2.7.  Absence of Undisclosed Liabilities.....................................    20
      2.8.  Absence of Material Changes............................................    20
      2.9.  No Conflict............................................................    21
      2.10  Agreements.............................................................    22
      2.11. Patents, Trademarks, etc...............................................    23
      2.12. Equity Investments; Subsidiaries.......................................    23
      2.13. Corporate Minute Books.................................................    24
      2.14. Suitability............................................................    24
      2.15. Assets.................................................................    24
      2.16. Employee Benefit Plans.................................................    25
      2.17. Labor Relations; Employees.............................................    28
      2.18. Litigation; Orders.....................................................    28
      2.19. Compliance with Laws; Permits..........................................    29
      2.20. Offering Exemption.....................................................    29
      2.21. Related Transactions...................................................    29
      2.22. Disclosure.............................................................    30
      2.23. Taxes..................................................................    30
      2.24. Environmental Protection...............................................    31

      2.25.  Consents..............................................................    34
      2.26.  Insurance.............................................................    34
      2.27.  Brokers...............................................................    35
      2.28.  Use of Proceeds.......................................................    35
      2.29.  Previous Issuances Exempt.............................................    35
      2.30.  Real Property.........................................................    36
      2.31.  Accounts Receivable...................................................    36
      2.32.  Investment Banking Services...........................................    36
      2.33.  Registration Rights...................................................    36
      2.34.  Material..............................................................    36

III.  Representations and Warranties of the Investors..............................    36

      3.1.   Investment Representations............................................    37
      3.2.   Due Authorization, Etc................................................    37

IV.   Certain Covenants............................................................    38

      4.1.   Operation of the Business Prior to the Initial Closing................    38
      4.2.   Conduct of Business of the Company Prior to the Initial Closing.......    39
      4.3.   Third Party Consents Prior to Each Closing............................    41
      4.4.   No Negotiation Prior to the Initial Closing...........................    41
      4.5.   Access to Records Prior to the Initial Closing........................    42
      4.6    Post-Closing Covenants................................................    43
      4.7    Decisions Regarding Spin Off..........................................    43
      4.8    UCC Releases..........................................................    43

V.    Survival of Representations, Warranties, Agreements and Covenants, etc.......    45

VI.   Expenses.....................................................................    46

VII.  Indemnification..............................................................    47

      7.1    General Indemnification...............................................    47
      7.2    Indemnification Principles............................................    47
      7.3    Claim Notice..........................................................    48
      7.4    Claim Procedure.......................................................    48

VIII. Miscellaneous...............................................................   50

      8.1  Remedies...............................................................   50
      8.2  Transfer Taxes.........................................................   50
      8.3  Further Assurances.....................................................   50
      8.4  Successors and Assigns; Assignment.....................................   50
      8.5  Entire Agreement.......................................................   51
      8.6  Notices................................................................   51
      8.7  Amendments.............................................................   52
      8.8  Counterparts...........................................................   53
      8.9  Headings...............................................................   53
      8.10 Nouns and Pronouns.....................................................   53
      8.11 Governing Law..........................................................   53
      8.12 Severability...........................................................   53
      8.13 Knowledge..............................................................   53
      8.14 Termination............................................................   54

                                    Exhibits


A - Legal Opinion
B - Amended and Restated Certificate of Incorporation
C - Bylaws
D - Amended and Restated Shareholders' and Voting Rights Agreement E - Conning Registration Rights Agreement
F - Registration Rights Agreements and Amendments
G - Exchange Agreement - Beacon - Intek
H - Stock Option Actions

                             Index of Defined Terms

Term                                                                 Section
----                                                                 -------
Acquisition Closing...............................................       1.4(d)
Acquisition Closing Date..........................................       1.4(d)
Acquisition Purchase..............................................       1.4(a)
Acquisition Purchaser.............................................       1.4(e)
ACM...............................................................         2.24
Adjusted EBITDA Losses............................................       1.4(a)
Affiliated Group..................................................         2.23
Balance Sheet Date................................................          2.6
Beacon............................................................     Preamble
Bridge Loans......................................................       1.2(d)
Business Purchase.................................................       1.4(a)
CEO Certificate...................................................       1.2(e)
BAC...............................................................       1.5(n)
Claim Notice......................................................          7.3
Closing...........................................................          1.6
Closing Date......................................................          1.6
Code..............................................................      2.16(a)
Common Stock......................................................          2.3
Company...........................................................     Preamble
Company Benefit Plan..............................................         2.16
Company Financial Statements......................................          2.6
Conning...........................................................     Preamble
Conning Registration Rights Agreement.............................       1.2(c)
Contract..........................................................         2.10
Conversion Shares.................................................          2.4
Documents.........................................................          2.1
Employee..........................................................         2.16
Employee Agreement................................................         2.16
Encumbrances......................................................          2.3
Environmental Costs...............................................         2.24
Environmental Laws................................................         2.24
Environmental Matter..............................................         2.24
Environmental Permits.............................................         2.24
ERISA.............................................................         2.16
ERISA Affiliate...................................................         2.16
Exchange Act......................................................         2.21

Exercise Notice...................................................       1.5(b)
February Purchase Agreement.......................................          4.6
GAAP..............................................................          2.6
Hazardous Substances..............................................         2.24
HSR Act...........................................................   1.4(f)(xi)
Initial Closing...................................................       1.2(b)
Initial Closing Date..............................................       1.2(b)
Initial Purchase..................................................       1.1(a)
Investor..........................................................     Preamble
Investor Entity...................................................         11.1
IPO...............................................................         5.10
IRS...............................................................      2.16(c)
Leased Real Properties............................................         2.31
Litigation........................................................         21.0
Losses............................................................          7.2
Material Adverse Effect...........................................          2.1
NASD..............................................................       1.5(n)
NASD Approval.....................................................       1.5(n)
Owned Real Properties.............................................         2.30
Option Closing....................................................       1.5(c)
Option Closing Date...............................................       1.5(c)
Option Holder.....................................................       1.5(a)
Option Purchase...................................................       1.5(a)
Other Investors...................................................     Preamble
PCBs..............................................................         2.24
Pension Plan......................................................         2.16
Permitted Encumbrances............................................         2.30
Preferred Stock...................................................          2.3
Purchase Option...................................................       1.5(a)
Purchase Price....................................................       1.1(a)
RBC...............................................................       1.3(c)
Real Properties...................................................         2.30

Registration Rights Agreement.....................................         2.1
Restated Certificate..............................................      1.2(c)
Return............................................................        2.23
Securities Act....................................................        2.14
Series D Preferred Stock..........................................    Recitals
Shareholders' Agreement...........................................      1.2(c)
SLI...............................................................      1.3(a)
Stated Value......................................................      1.3(a)
Subsidiary........................................................        2.12
Subsequent Closing................................................      1.3(b)
Subsequent Closing Date...........................................      1.3(b)
Subsequent Purchase...............................................      1.3(a)
Taxes.............................................................        2.23
Transaction Proposals.............................................         4.4

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

     SERIES D PREFERRED STOCK PURCHASE AGREEMENT, dated as of May 7, 1998, by and among INTEK INFORMATION, INC., a Delaware corporation (the "Company"),
                                                                -------
CONNING INSURANCE CAPITAL LIMITED PARTNERSHIP V ("Conning"), a Delaware limited
                                                  -------
partnership, THE BEACON GROUP III-FOCUS VALUE FUND, L.P., a Delaware limited partnership ("Beacon"), and such other parties whose names and signatures shall
              ------
be affixed to the signature pages hereof (collectively, the "Other Investors").
                                                             ---------------
(Conning, Beacon and the Other Investors are collectively referred to herein as the "Investors," and each of them is referred to herein as an "Investor")
     ---------                                                 --------

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Company wishes to sell to Conning, Beacon and the Other Investors, and Conning, Beacon and the Other Investors wish to purchase from the Company, shares of Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock");
            ------------------------

     WHEREAS, Conning will initially invest approximately $12,000,000 and the Other Investors in the aggregate may purchase up to approximately $1,000,000 of Series D Preferred Stock within 75 days of Conning's initial purchase; and

     WHEREAS, the Company, Conning and Beacon wish to set forth the circumstances under which Conning and Beacon shall be committed to each purchase up to approximately $3,000,000 of additional shares of Series D Preferred Stock or shall have the option to do so.

     ACCORDINGLY, the parties hereto hereby agree as follows:

                      I.  Issuance and Sale of Securities

     1.1. The Purchase Price
          ------------------

     (a)  The aggregate purchase price (the "Purchase Price") to be paid by each
                                             --------------
Investor, excluding for shares purchased under the Purchase Option (as defined below) and the Acquisition Purchase (as defined below), is set forth opposite its name on the signature pages hereof. The respective obligations of the Investors hereunder are several and not joint.

     1.2. The Initial Closing
          -------------------

     (a) At the Initial Closing (as defined in Section 1.2(b)), Conning shall purchase from the Company and the Company shall sell to Conning 8,823,529 shares of Series D Preferred Stock (the "Initial Purchase") for $11,999,999. The per
                                  ----------------
share purchase price to be paid by Conning for the Series D Preferred Stock purchased by it at the Initial Closing is $1.36.

     (b)  The closing of the Initial Purchase (the "Initial Closing") shall take
                                                    ---------------
place at the offices of Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, CO 80302 on a date (the "Initial Closing Date") as soon as practicable
                                  --------------------
following the satisfaction or waiver of each of the closing conditions set forth herein. The parties will use their respective best efforts to have the Initial Closing occur on or before May 5, 1998.

     (c) At the Initial Closing: (i) Chrisman, Bynum & Johnson, P.C., counsel to the Company, shall deliver to Conning its opinion substantially in the form of Exhibit A attached hereto, (ii) the Company shall deliver to Conning copies of the Company's Certified (by the Delaware Secretary of State) Amended and Restated Certificate of Incorporation ("Restated Certificate") substantially in
                                        --------------------
the form of Exhibit B attached hereto, the Company's By-Laws substantially in the form of Exhibit C attached hereto, and resolutions of the Company's Board of Directors approving the transaction contemplated hereby, each certified by the Assistant Secretary of the Company as true, correct and complete and in effect as of the Closing, (iii) Conning and the Company and the other necessary stockholders of the Company (including Beacon and Timothy O'Crowley ("O'Crowley")) shall deliver duly executed counterparts to the Amended and
  ---------
Restated Shareholders' and Voting Rights Agreement among the Company, Conning, Beacon and each and every other shareholder of the Company, in the form of Exhibit D hereto (the "Shareholders' Agreement"), (iv) Conning and the Company
                       -----------------------
shall deliver executed counterparts to the Registration Rights Agreement by and between the Company and Conning (the "Conning Registration Rights Agreement") in
                                      -------------------------------------
the form of Exhibit E hereto, and (v) the Company shall deliver duly executed copies of the Other Registration Rights Agreements (as defined in Section 2.1).

     (d) Simultaneous with the Initial Closing: (i) Beacon and the Company shall close the transactions described in the Exchange Agreement dated of even date herewith between the Company and Beacon attached as Exhibit G hereto pursuant to which, among other things, the Company's Warrant Number 1 issued to Beacon and Series B Warrant No. B-1 issued to Beacon shall be exchanged for 3,500,000 shares of the Company's Series C Convertible Preferred Stock and a Series NB-1 Warrant; (ii) the Company shall take those actions regarding Company stock options as are detailed on Exhibit H hereto; and (iii) the

Company (from proceeds of the sale of the Series D Preferred Stock) shall pay in full the $1,400,000 loan from Beacon, $100,000 loan from O'Crowley, $100,000 loan from Patrick O'Neal and $100,000 loan from Rick Weller represented by four Demand Promissory Notes dated respectively, April 21, 1998, April 28, 1998, April 24, 1998 and April 21, 1998 (the "Bridge Loans").
                                        ------------

     (e) At the Initial Closing, the Company shall deliver to Conning a certificate ("CEO Certificate"), dated the Initial Closing Date and executed by
              ---------------
the Chief Executive Officer of the Company, certifying to the effect that (i) each of the representations and warranties of the Company set forth in this Agreement are accurate in all material respects on and as of the Initial Closing Date as if made on and as of the Initial Closing Date and (ii) each of the covenants and obligations that the Company is obligated to perform or to comply with pursuant to this Agreement at or prior to the Initial Closing has been duly performed and complied with in all material respects.

     1.3. The Subsequent Closing
          ----------------------

     (a) At the Subsequent Closing (as defined in Section 1.3(b)), the Other Investors shall purchase from the Company and the Company shall sell to the Other Investors up to $1,000,000 of Series D Preferred Stock in the respective amounts set forth opposite the names and signatures of each Other Investor on the signature pages hereof (the "Subsequent Purchase"). The per share purchase
                                 -------------------
price to be paid by the Other Investors for Series D Preferred Stock shall be the "Stated Value" (as of the Subsequent Closing of the Series D Preferred Stock
     ------------
(which Stated Value is currently $1.36)) as defined in the Restated Certificate. The number of shares of Series D Preferred Stock shall not exceed 735,294 (based upon the $1.36 current price). The number of shares of Series D Preferred Stock purchased at the time of the Subsequent Purchase shall equal the Purchase Price of the Series D Preferred Stock the Other Investors have agreed to purchase divided by the Stated Value of the Series D Preferred Stock as of the Subsequent Closing. The Other Investors shall be: (i) those Persons who are signatories hereto at the time of execution of this original agreement by the Company, Conning and Beacon (as to the amount shown to be purchased by them) and (ii) those Persons added as parties hereto (or who wish to increase the amount originally agreed to be purchased by them) who are mutually acceptable to the Company, Conning and Beacon and consist of current shareholders of the Company and/or senior management of the Company (including Squam Lake Investors II, L.P. ("SLI")) and also Sundree Securities, Inc., (who is acceptable) who become
  ---
parties to this Agreement as purchasers of shares of Series D Preferred Stock in amounts mutually acceptable to the Company, Conning and Beacon.

     (b)  The closing of the Subsequent Purchase (the "Subsequent Closing")
                                                       ------------------
shall likewise take place at the offices of Chrisman, Bynum & Johnson, P.C., or a location mutually acceptable to the Company and the Other Investors on a date not later than seventy-five (75) days after the Initial Closing (the "Subsequent
                                                                      ----------
Closing Date") subject to the satisfaction or waiver of each of the closing
------------
conditions thereto set forth herein. The Company will provide each Other Investor with not less than five (5) days advance notice of the Subsequent Closing Date.

     (c) At the Subsequent Closing: (i) the Company shall deliver to the Other Investors copies of the Company's Restated Certificate substantially in the form of Exhibit B attached hereto, the Company's By-Laws substantially in the form of Exhibit C attached hereto, and resolutions of the Company's Board of Directors approving the transactions contemplated hereby, each certified by the Assistant Secretary of the Company as true, correct and complete and in effect as of the Closing, (ii) each of the Other Investors who are not parties to a Registration Rights Agreement as of the Subsequent Closing shall: (a) if an Affiliate of Beacon, become a party to the Beacon Registration Rights Agreement; (b) if an Affiliate of Conning, become a party to the Conning Registration Rights Agreement; (c) if an Affiliate of O'Crowley or Resource BancShares Corporation ("RBC") become a party to the RBC Registration Rights Agreement; and (d)
  ---
otherwise become a party to the SLI Registration Rights Agreement (each as defined in Section 2.1.), (iii) the Company, the Other Investors and the other necessary stockholders of the Company shall deliver duly executed counterparts to the Shareholders' Agreement, and (iv) the Company shall deliver duly executed copies of the Other Registration Rights Agreements.

     (d) The obligation of the Other Investors to make the Subsequent Purchase is conditioned upon:

          (i)    the Initial Closing having occurred; and

          (ii)   the closing under the Exchange Agreement having occurred.

     The obligation of the Company to close the Subsequent Purchase and issue the Series D Preferred Stock at the Subsequent Closing is conditioned upon:

          (i) the accuracy in all material respects as of the Subsequent Closing of the representations and warranties in Article III hereof made by the Other Investors;

          (ii) the performance of the covenants of the Other Investors herein to the Company to be performed at or before the Subsequent Closing;

          (iii)  the Initial Closing having occurred; and

          (iv)   the Closing under the Exchange Agreement having occurred;

provided, that a failure of a condition of the Company's obligation to sell to a
--------
particular Other Investor, or a particular Other Investor's obligation to purchase, at the Subsequent Closing shall not affect the rights or obligations of the Company in respect of other Other Investors or the obligations of other Other Investors to the Company.

     1.4. The Acquisition Purchase
          ------------------------

     (a)  Subject to the additional provisions of this Section 1.4 and Section
10.2 of the Shareholders' Agreement, Conning and Beacon each (severally, not jointly) commit to purchase up to $3,000,000 of shares of Series D Preferred Stock, less the dollar amount purchased by that person under Section 1.5 hereof, to fund business acquisitions (a "Business Purchase") which are approved by the
                                  -----------------
Company's Board of Directors after the Initial Closing and on or prior to April 30, 1999, the exact amount of each such purchase to be determined by the Board of Directors. Each such purchase of the Series D Preferred Stock is hereinafter referred to as an "Acquisition Purchase." Notwithstanding the foregoing,
                   --------------------
neither Conning nor Beacon shall be required to make an Acquisition Purchase:
(i) in 1998 if the Company's cumulative consolidated losses before interest, taxes, depreciation and amortization of goodwill (utilizing the same accounting principles, standards and assumptions as in effect on the Initial Closing Date and excluding the effects of (A) performance based compensation paid to executives of companies or operations acquired by the Company or its Subsidiaries in an amount (which may be all or a part of such compensation) as determined by the audit committee of the Company's Board of Directors prior to the time of signing of the letter of intent or term sheet for the Business Purchase) and (B) such other charges and costs as the Company's Board of Directors, Conning and Beacon may agree in writing are appropriate in respect of a particular Business Purchase ("Adjusted EBITDA Losses") from January 1, 1998
                                  ----------------------
through the date of closing of the Business Purchase exceeds $6,000,000; or (ii) in 1999 if either (a) the Company's Adjusted EBITDA Losses for 1998 exceeded $6,000,000, or (b) the Company's Adjusted EBITDA Losses from January 1, 1999, through the date of closing of the Business Purchase exceeds $1,000,000; (iii) if the Business Purchase is closed after April 30, 1999, or (iv) if the definitive agreement for the Business Purchase provides for a Closing Date more than 60 days after the execution date of the definitive agreement. The per share purchase price to be paid for Series D Preferred Stock (plus any securities and/or property deliverable in respect thereof as provided in this Section) shall be the Stated Value as of the Acquisition Closing (as defined in
Section 1.4(d)). The number of shares of Series D Preferred Stock purchased at the time of the Acquisition Purchase shall equal the dollar amount of the Series D Preferred Stock to be purchased divided by the Stated Value of the Series D Preferred Stock as of the Acquisition Closing.

     (b)  The following procedures shall apply in respect of an Acquisition
Purchase:

          (i) within five days after approval of a Business Purchase for which the Company wishes to have an Acquisition Purchase occur, the Company will notify Beacon and Conning as to the decision, including the required amount and anticipated date of the Acquisition Purchase by each of them;

          (ii) not less than fifteen business days before the closing date of the Business Purchase, the Company shall inform Beacon and Conning of the date for the Acquisition Purchase, which shall occur simultaneously with and shall be conditioned upon the closing of the Business Purchase on substantially the terms approved by the Company's Board of Directors; and

          (iii) the amount of any Acquisition Purchase to be funded by Beacon or Conning shall be such that: (i) until the total amount funded by Conning or Beacon, as applicable, for Option Purchases (as defined in Section 1.5) and Acquisition Purchases equals $3,000,000, Conning and Beacon will make Acquisition Purchases in equal amounts and (ii) after Conning or Beacon, but not
                                                              --
both, has made Option Purchases and Acquisition Purchases of $3,000,000, the Acquisition Purchase will be made by whichever of Conning or Beacon has not made $3,000,000 of Option Purchases and Acquisition Purchases.

     (c) For purposes of this Section, a Business Purchase shall mean the acquisition of a company, business or business operation as a going concern, whether by asset purchase, stock purchase, merger or other method.

     (d)  The closing of an Acquisition Purchase (an "Acquisition Closing")
                                                      -------------------
shall likewise take place at the offices of Chrisman, Bynum & Johnson, P.C., or a location mutually satisfactory to the Company, Beacon and Conning, on a date mutually agreed upon by such parties subject to Section 1.4(b)(ii) (the "Acquisition Closing Date"), following the satisfaction or waiver of each of the
 ------------------------
closing conditions thereto set forth herein.

     (e) At the Acquisition Closing: (i) Chrisman, Bynum & Johnson, P.C., counsel to the Company, shall deliver to the purchaser thereunder ("Acquisition
                                                                    -----------
Purchaser") its opinion substantially in the form of Exhibit A attached hereto,
---------
(ii) the Company shall deliver to the Acquisition Purchaser copies of the Company's Restated Certificate substantially in the form of Exhibit B attached hereto, the Company's By-Laws substantially in the form of Exhibit

C attached hereto, and resolutions of the Company's Board of Directors approving the transactions contemplated by the Business Purchase and Acquisition Purchase, each certified by the Assistant Secretary of the Company as true, correct and complete and in effect as of the Closing, (iii) each of the Acquisition Purchasers who are not parties to a Registration Rights Agreement as of the Option Closing shall: (a) if an Affiliate of Beacon, become a party to the Beacon Registration Rights Agreement; (b) if an Affiliate of Conning, become a party to the Conning Registration Rights Agreement, and (iv) if an Acquisition Purchaser is not already party to the Shareholders' Agreement, the Company, the Acquisition Purchaser and the other necessary stockholders of the Company shall deliver duly executed counterparts to the Shareholders' Agreement.

     (f) At the Acquisition Closing, the Company shall deliver to the Acquisition Purchasers a CEO Certificate, dated the Acquisition Closing Date and executed by the Chief Executive Officer of the Company, certifying to the effect that (i) each of the representations and warranties of the Company set forth in this Agreement are accurate in all material respects on and as of the Acquisition Closing Date as if made on and as of the Acquisition Closing Date and (ii) each of the covenants and obligations that the Company is obligated to perform or to comply with pursuant to this Agreement at or prior to the Acquisition Closing shall have been duly performed and complied with in all material respects; provided, however, that the certificate may include such
                   --------  -------
additions and modifications to the representations and warranties of the Company herein as necessary to make such representations and warranties true, correct and accurate as of the Acquisition Closing Date.

     The obligation of the Acquisition Purchaser to close an Acquisition Closing is conditioned upon:

          (i)    the simultaneous closing of the Business Purchase;

          (ii) the accuracy in all material respects of the representations and warranties in Article II hereof as of the Acquisition Closing subject to transactions contemplated by the Documents, changes in the ordinary course of business and actions approved by Conning's and Beacon's designated directors of the Company;

          (iii) no violation of the covenants of the Company herein or in the other Documents;

          (iv) no event or condition having occurred or arisen between the date of this Agreement and the Acquisition Closing which has a Material Adverse Effect on the Company;

          (v) the performance of the covenants of the Company herein to the Acquisition Purchaser to be performed at or before the Acquisition Closing in respect of the Acquisition Purchase;

          (vi)   the Initial Closing having occurred;

          (vii)  the Closing under the Exchange Agreement having occurred;

          (viii) if applicable, NASD Approval (as defined in Section 1.5(n));

          (ix)   the simultaneous closing by each other Acquisition Purchaser;

          (x) the Company shall have entered into a written teleservicing agreement with SONY Electronics, Inc. on substantially the terms and conditions of the draft agreement dated April 25, 1998 delivered to Conning and Beacon on or about May 4, 1998; and

          (xi) if applicable, the termination of the waiting period under the Hart-Scott -Rodino Antitrust Improvements Act ("HSR Act").
                                                -------

     (g) The obligation of the Company to close an Acquisition Closing and issue the Series D Preferred Stock (and other securities or property, if any) at the Acquisition Closing is conditioned upon:

          (i)    the simultaneous closing of the Business Purchase;

          (ii) the accuracy in all material respects of the representations and warranties in Article III hereof made by the Acquisition Purchaser;

          (iii) the performance of the covenants of the Acquisition Purchaser herein to the Company to be performed at or before the Acquisition Closing;

          (iv)   the Initial Closing having occurred;

          (v)    the Closing under the Exchange Agreement having occurred;

          (vi)   if applicable, NASD Approval; and

          (vii) if applicable, the termination of the waiting period under the HSR Act.

     (h) The right of the Company to require an Acquisition Purchase shall terminate upon (i) a "Qualified IPO" as defined in the Restated Certificate,
(ii) upon the sale, lease or exchange of all or substantially all the property and assets of the Company, or (iii) the merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into the Company, in which control of the Company is transferred.

     (i) The Company may not require the closing of more than three (3) Acquisition Purchases by Conning or three (3) Acquisition Purchases by Beacon.

     (j) Conning may not assign its rights and obligations under this Section except to an Affiliate of Conning. Beacon may not assign its rights and obligations under this Section except to an Affiliate of Beacon.

     (k) The Company may not require Conning or Beacon to purchase any security pursuant to an Acquisition Purchase other than Series D Preferred Stock and the securities described in Section 1.4(1).

     (l) If while the right to require an Acquisition Purchase remains outstanding and unexpired, the holders of Series D Preferred Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend or distribution, then and in each case, upon an Acquisition Purchase, the Acquisition Purchaser shall also acquire, in addition to the number of shares of Series D Preferred Stock receivable upon the Acquisition Purchase, and without payment of any additional consideration therefor, the amount of such other additional stock or other securities or property (including cash) of the Company that such Acquisition Purchaser, would hold on the date of such exercise had it been the holder of record of the Acquisition Purchase Series D Preferred Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of the Acquisition Purchase, retained such shares and/or all other additional stock or property so deliverable to it as aforesaid during such period.

     (m) Upon the occurrence of each adjustment or readjustment pursuant to Paragraph (l), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Beacon and Conning a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     (n) In no event shall any event or condition resulting in an adjustment, change, increase, or decrease in the number or types of securities, property or cash receivable pursuant to the Restated Certificate also result in an adjustment under this Section 1.4 so as to "double count" the change, adjustment, increase or decrease.

     1.5  The Option Purchase
          -------------------

     (a) Subject to the additional provisions of this Section 1.5, Conning and Beacon are each granted an option to purchase an additional $3,000,000 of shares of Series D Preferred Stock through April 30, 1999 ("Purchase Option"), less the
                                                     ---------------
dollar amount purchased by that person pursuant to an Acquisition Purchase. The Purchase Option can be exercised in whole or in part in writing and on up to two
(2) occasions by each of Conning and Beacon at any time during the term of the Purchase Option. Conning and Beacon need not exercise their Purchase Option in the same amounts or at the same times. The purchase that occurs upon an exercise of the Purchase Option is referred to hereinafter as an "Option
                                                                  ------
Purchase." Conning may not assign its rights or obligations under this Section
--------
except to an Affiliate of Conning. Beacon may not assign its rights or obligations under this Section except to an Affiliate of Beacon. The holder of a Purchase Option right under this Section is an "Option Holder." The per share
                                                  -------------
price to be paid for Series D Preferred Stock (and any other securities, cash and/or property deliverable in respect thereof as provided in this Section) shall be the Series D Stated Value (as defined in the Restated Certificate) as of the closing of the Option Purchase. The number of shares of Series D Preferred Stock purchased at the time of the Option Purchase shall equal the purchase price paid divided by the Series D Stated Value as of the closing of the Option Purchase.

     (b)  The following procedures shall apply in respect of an Option Purchase:

          (i) when an Option Holder wishes to exercise a Purchase Option right it will provide written notice thereof to: (a) the Company; (b) Beacon; and (c) Conning (an "Exercise Notice"). The Exercise Notice shall specify the
                     ---------------
dollar amount for which the exercise is being made, the amount and type of securities, cash and/or property which the Option Holder understands it will receive on exercise, and the Option Closing Date requested by the Option Holder (which shall not be less than twenty (20) nor more than thirty (30) days after the delivery of the Exercise Notice).

          (ii) the Company shall: (a) promptly inform the Option Holder, Beacon and Conning, in writing of any discrepancies between the information in the Exercise Notice and the understandings of the Company; and (b) within five
(5) days of delivery of the Exercise

Notice delivery a copy of the Exercise Notice and the notice specified in clause
(a) immediately above to any Option Holder registered as such with the Company.

          (iii)  Any other Option Holder may also exercise its option under this
Section 1.5 at any time by delivery of an Exercise Notice as provided above, and the related Option Closing shall occur at the same time as the Option Closing under the first Exercise Notice if the other Option Holder has provided notice of its Option Exercise within ten (10) days after the first delivery of the Exercise Notice to the Option Holder.

          (iv)   An Exercise Notice is irrevocable.

     (c)  The closing of an Option Purchase (an "Option Closing") shall likewise
                                                 --------------
take place at the offices of Chrisman, Bynum & Johnson, P.C., or a location mutually satisfactory to the Company, and the exercising Option Holders, on a date mutually agreed upon by such parties which shall be within thirty (30) days after the Purchase Option is exercised and as soon as practicable following the satisfaction or waiver of each of the closing conditions thereto set forth herein (the "Option Closing Date").
             -------------------

     (d) At the Option Closing: (i) Chrisman, Bynum & Johnson, P.C., counsel to the Company, shall deliver to the Option Holder its opinion substantially in the form of Exhibit A attached hereto, (ii) the Company shall deliver to the Option Holder copies of the Company's Restated Certificate substantially in the form of Exhibit B attached hereto, the Company's By-Laws substantially in the form of Exhibit C attached hereto, and resolutions of the Company's Board of Directors approving the transactions contemplated hereby, each certified by the Assistant Secretary of the Company as true, correct and complete and in effect as of the Closing, (iii) each of the Option Holders who are not parties to a Registration Rights Agreement as of the Option Closing shall: (a) if an Affiliate of Beacon, become a party to the Beacon Registration Rights Agreement; or (b) if an Affiliate of Conning, become a party to the Conning Registration Rights Agreement; and (iv) if an Option Purchaser is not already a party to the Shareholders' Agreement, the Company, the Option Holders and the other necessary stockholders of the Company shall deliver duly executed counterparts to the Shareholders' Agreement.

     (e) At the Option Closing, the Company shall deliver to the Option Holder a CEO Certificate, dated the Option Closing Date and executed by the Chief Executive Officer of the Company, certifying to the effect that (i) each of the representations and warranties of the Company set forth in this Agreement are accurate in all material respects on and as of the Option Closing Date as if made on and as of the Option Closing Date and (ii) each of the covenants and obligations that the Company is obligated to perform or to comply with pursuant to this Agreement at or prior to the Option Closing shall have been duly performed and complied with in all material respects; provided, however,
                                                           --------  -------
that the CEO Certificate may include such additions and modifications to the representations and warranties of the Company herein as necessary to make such representations and warranties true, correct and accurate as of the Option Closing Date.

     (f) The obligation of any Option Holder to close an Option Closing after giving notice of the Option Exercise is conditioned upon:

          (i) the Option Holder's acceptance of the disclosures in the CEO Certificate;

          (ii) no violation of the covenants of the Company contained herein or in the other Documents;

          (iii) no event or condition having occurred or arisen between the date of the Option Exercise and the Option Closing which has a Material Adverse Effect on the Company;

          (iv) the performance of the covenants of the Company herein to the Option Holder to be performed at or before the Option Closing in respect of the Option Purchase;

          (v) if applicable, the receipt of NASD Approval (as defined in Section 1.5(n)); and

          (vi) if applicable, the termination of the waiting period under the HSR Act.

     (g) The obligation of the Company to close an Option Closing and issue the Series D Preferred Stock and other securities, cash and/or property is conditioned upon:

          (i) the accuracy in all material respects as of the Option Closing of the representations and warranties in Article III hereof made by the Option Holders;

          (ii) the performance of the covenants of the Option Holders herein to the Company to be performed at or before the Option Closing;

          (iii)  the Initial Closing having occurred;

          (iv)   the Closing under the Exchange Agreement having occurred;

          (v)    if applicable, the receipt of NASD Approval; and

          (vi) if applicable, the termination of the waiting period under the HSR Act.

provided, that a failure of a condition of the Company's obligation to sell, or
--------
an Option Holder's obligation to purchase, at the Option Closing, as to one Option Holder shall not affect the rights or obligations of the Company in respect of other Option Holders or the obligations of other Option Holders to the Company.

     (h) The Company covenants that during the term this Purchase Option is exercisable, the Company will reserve from its authorized and unissued Series D Preferred Stock a sufficient number of shares to provide for the issuance of Series D Preferred Stock upon the exercise of this Purchase Option, and upon a Series D PIK Election (as defined in the Restated Certificate) in respect of such Series D Preferred Stock (and shares of its Common Stock for issuance on conversion of such Series D Preferred Stock). The Company further covenants that all shares that may be issued upon the exercise of this Purchase Option and payment of the purchase price thereof, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer by a shareholder occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Purchase Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series D Preferred Stock upon the exercise of this Purchase Option.

     (i) Whenever the purchase price per share or number of shares, securities, property or cash purchasable hereunder shall be adjusted pursuant to this Section, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the purchase price and number of shares, securities, property or cash purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the registered Option Holders.

     (j) The purchase price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          (i) should all of the Company's Series D Preferred Stock be, or if outstanding would be, at any time prior to the expiration of this Purchase Option, redeemed or converted into shares of the Company's Common Stock in accordance with the Restated

Certificate, then this Purchase Option shall become immediately exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Purchase Option had been exercised in full and the Series D Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the purchase price per share shall immediately be adjusted to equal the quotient obtained by dividing (x) the aggregate purchase price of the maximum number of shares of Series D Preferred Stock for which this Purchase Option was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Purchase Option is exercisable immediately after such conversion or redemption;

          (ii) if at any time while this Purchase Option is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Option Holders shall thereafter be entitled to receive upon exercise of this Purchase Option, during the period specified herein and upon payment of the Stated Value then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Purchase Option would have been entitled to receive in such reorganization, merger, consolidation, sale or transfer if this Purchase Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section. The foregoing provisions of this subsection shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Purchase Option. If the per-share consideration payable to the Option Holder for shares in connection with any such transaction is in a form other than cash or marketable securities then the value of such consideration shall be determined in good fath by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Purchase Option with respect to the rights and interests of the Option Holder, after the transaction, to the end that the provisions of this Purchase

Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Purchase Option;

          (iii) if the Company, at any time while this Purchase Option, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Purchase Option exist into the same or a different number of securities of any other class or classes, this Purchase Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Purchase Option immediately prior to such reclassification or other change and the purchase price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section. No adjustment shall be made pursuant to this subsection, upon any conversion or redemption of the Series D Preferred Stock which is the subject of this Section;

          (iv) if the Company at any time while this Purchase Option, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities (other than Series D Preferred Stock as to which provision is already made by the purchase price being the Stated Value) as to which purchase rights under this Purchase Option exist, into a different number of securities of the same class, the purchase price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination; and

          (v) if while this Purchase Option remains outstanding and unexpired, the holders of Series D Preferred Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend or distribution, then and in each case, upon an Option Purchase, the Option Holder shall also acquire, in addition to the number of shares of Series D Preferred Stock receivable upon the Option Purchase, and without payment of any additional consideration therefor, the amount of such other additional stock or other securities or property (other than cash) of the Company that such Option Holder would hold on the date of such exercise had it been the holder of record of the Option Purchase Series D Preferred Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such Option Purchase, retained such shares and/or all other additional stock deliverable to it as aforesaid during such period.

     (k) The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this

Section by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Option Holder against impairment.

     (l) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of an Option Purchase. In lieu of any fractional share to which the Option Holder would otherwise be entitled, the Company shall make a cash payment equal to the applicable purchase price multiplied by such fraction.

     (m) In no event shall any event or condition resulting in an adjustment, change, increase, or decrease in the number or types of securities, property or cash receivable pursuant to the Restated Certificate also result in an adjustment under this Section 1.5 so as to "double count" the change, adjustment, increase or decrease.

     (n) Conning and its Affiliates may not exercise Conning's Purchase Option in a manner so as to hold 25% or more of the equity ownership of the Company or its subsidiary Brokerage Administrators Corporation ("BAC") until the approval
                                                      ---
therefore has been received from the National Association of Securities Dealers, Inc. ("NASD") as contemplated by NASD Membership and Registration Rule 1018(a).
       ----
The Company and BAC have applied for, and will use their best efforts to obtain approval ("NASD Approval") for, Conning to hold 25% or more of the equity
           -------------
ownership of the Company and BAC.

     1.6. Provisions Common to All Closings
          ---------------------------------

          The Initial Closing, the Subsequent Closing, each Acquisition Closing and each Option Closing are referred to herein as a "Closing" and the date of
                                                     -------
any such Closing is referred to as a "Closing Date."
                                      ------------

     (a) At each Closing, the Company shall deliver to each Investor a certificate or certificates representing the respective shares of Series D Preferred Stock and other securities and/or property purchased by it, registered in the name of the Investor. Delivery of such certificates to the Investors shall be made against receipt at the Closing by the Company from each Investor of their respective portions of the Purchase Price, payment for the Option Exercise or payment for the Acquisition Purchase, as applicable, which shall be paid by wire transfers to an account designated at least one business day prior to the Closing by the Company.


              II.  Representations and Warranties of the Company

     The Company hereby represents and warrants to the Investors as follows as of the date hereof and as of each Closing Date (subject to such additional disclosures made in the CEO Certificate for Closings other than the Initial Closing):

     2.1. Organization and Good Standing; Power and Authority; Qualifications.
          -------------------------------------------------------------------
The Company and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted and (c) has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement, the Restated Certificate, the Shareholders' Agreement, the Registration Rights Agreement between the Company and Conning, in the form of Exhibit E hereto, the Registration Rights Agreement among the Company and Beacon, as amended by Amendment No. 1 and Amendment No. 2, in the form of Exhibit F-1 hereto (the "Beacon Registration Rights Agreement"),
                                        ------------------------------------
the Registration Rights Agreement, as amended by Amendment No. 1 among the Company, RBC and O'Crowley in the form of Exhibit F-2 (the "RBC Registration
                                                            ----------------
Rights Agreement") and the Registration Rights Agreement, as amended by
----------------
Amendment No. 1 among the Company, Bain, SLI, Frank Richards and certain other persons in the form of Exhibit F-3 (the "SLI Registration Rights Agreement")
                                         ---------------------------------
(collectively, such registration rights agreements being the "Registration
                                                              ------------
Rights Agreements," and together with this Agreement, the Restated Certificate
-----------------
and the Shareholders' Agreement, the "Documents"). The Company and each
                                      ---------
Subsidiary is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions listed on Schedule 2.1,
                                                                  ------------
which jurisdictions constitute all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company (a "Material
                                                                 --------
Adverse Effect").
--------------

     2.2. Authorization of the Documents.  The execution, delivery and
          ------------------------------
performance of each of the Documents and the Exchange Agreement has been duly authorized by all requisite corporate action on the part of the Company, and each of the Documents and the Exchange Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by principles of equity, bankruptcy, insolvency or other similar laws affecting rights of persons generally and relating to equitable principles of general application. As of the Closing Date, each holder of issued and outstanding voting shares of the Company has executed and delivered the original Shareholders' and Voting Agreement dated as of February 3, 1997, and the requisite shareholders of the Company have executed and delivered the Shareholders' Agreement so as to make its terms binding (as an amendment to the original Shareholders' and Voting Agreement) on all holders of outstanding voting shares of the Company.

     2.3. Capitalization
          --------------

          (a) The authorized capitalization of the Company immediately following the Purchase and the closing under the Exchange Agreement (with the resulting cancellation of the shares of Series B Preferred Stock and Series C Preferred Stock exchanged by Beacon) will consist of:

               (i) Preferred Stock. 50,833,671 shares of Preferred Stock, par value $.001 per share ("Preferred Stock"), of which (A) 15,000 shares have been
                        ---------------
designated Series A Preferred Stock, (B) 17,274,836 shares have been designated Series B Convertible Preferred Stock, (C) 8,920,679 shares have been designated Series C Convertible Preferred Stock, (D) 19,558,824 shares have been designated Series D Convertible Preferred Stock and (E) 5,064,332 shares of "blank check" preferred stock that have no designation and none of which have been issued or are outstanding. All of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been validly issued and are outstanding, fully paid and nonassessable and free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances") other than:
                                                   ------------
(i) those created by the Registration Rights Agreements, the Shareholders' Agreement or the Restated Certificate; (ii) those listed on Schedule 2.3(a); and
                                                            ---------------
(iii) those created by, or as a result of actions of the shareholder and which are not known to an executive officer of the Company. As of the Subsequent Closing, (A) up to 9,558,823 shares of Series D Preferred Stock, comprised of
(1) 8,823,529 shares of Series D Preferred Stock issued to Conning as contemplated by this Agreement, and (2) up to 735,294 shares of Series D Preferred Stock issued to the Other Investors as contemplated by this Agreement will be validly issued and outstanding, fully paid and nonassessable and free and clear of all Encumbrances (except for Encumbrances arising under the Documents) or those created by, or as a result of actions of Conning or such Other Investor.

               (ii) Common Stock. 105,805,860 shares of Common Stock, par value $.0001 per share ("Common Stock"), of which 7,471,650 shares have been
                         ------------
validly issued, and are outstanding, fully paid and nonassessable and free and clear of all Encumbrances except for (i) those created by the Registration Rights Agreements, the Shareholders'

Agreement or the Restated Certificate; (ii) those listed on Schedule 2.3(a); and
                                                            ---------------
(iii) those created by, or as a result of actions of the shareholder and which are not known to an executive officer of the Company.

          (b) Schedule 2.3(b) hereto contains a list of (i) all holders of
              ---------------
record of capital stock of the Company, including the number of shares of capital stock held by each such holder, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of the capital stock or other securities of the Company, which names all persons entitled of record to receive such shares or other securities, the shares of capital stock or other securities required to be issued thereunder as of the date hereof and the price per share, if any, payable with respect to the issuance of any share of capital stock issuable thereunder. Except as set forth on Schedule 2.3(b), the Company has no knowledge of the names of any beneficial owners of shares of capital stock of the Company who are not otherwise holders of record. Except as set forth on Schedule 2.3(a) or as contemplated by the Documents there is, and immediately after the Closing there will be, no agreement, restriction or encumbrance (such as a preemptive or similar right, right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders' agreement, warrant, etc.,) (i) with respect to which the Company is a party and (ii) with respect to the best knowledge of the Company, to which the Company is not a party with respect to the purchase, sale or voting of any shares of capital stock or other securities of the Company pursuant to any provision of law, the Restated Certificate or By-laws of the Company, any agreement or otherwise. Except as contemplated by the Documents or except for the right to vote its shares of capital stock of the Company for the election of directors, no person has the right to nominate or elect one or more directors of the Company.

          (c) The shares of Common Stock issuable upon conversion of up to 8,823,524 shares of Series D Preferred Stock issued to Conning on the date of the Initial Closing Date represent, in the aggregate, (i) (prior to any issuance of capital stock of the Company pursuant to Sections 1.3, 1.4 or 1.5, any stock option plan or employee stock purchase plan) 23.216% of the outstanding Common Stock of the Company on the date of the Initial Closing and the voting power of such issued shares will represent, in the aggregate, 23.216% of the total number of votes able to be cast on any matter by all voting securities of the Company (other than any matter that the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are entitled by law to vote on as a separate class) on the date of the Initial Closing, and (ii) (after the issuance of the maximum number of shares of capital stock of the Company issuable pursuant to Section 1.3, 1.4, 1.5 and any options or rights then outstanding under any stock option plan or employee stock purchase plan including those to be issued pursuant to Exhibit H hereto, but excluding the effect of any Series B PIK Election, Series C PIK Election or Series D PIK Election as defined in the Restated Certificate, and excluding from the numerator any shares purchased by Conning pursuant to Section 1.3, 1.4 or 1.5) 17.615% of the outstanding Common Stock of the Company on the date of the Initial Closing on a fully diluted basis.

     2.4. Authorization and Issuance of Capital Stock.  The authorization,
          -------------------------------------------
issuance, sale and delivery of the Series D Preferred Stock pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of the Common Stock issuable upon conversion of the Series D Preferred Stock issued pursuant to this Agreement (the "Conversion Shares") have been duly authorized
                                 -----------------
by all requisite corporate action on the part of the Company, and when issued, sold and delivered in accordance with this Agreement, the Series D Preferred Stock and the Conversion Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances, other than Encumbrances under the Documents and those, if any, arising as a result of actions taken by any of the Investors, and, except as set forth in the Shareholders' Agreement, not subject to preemptive or similar rights of the stockholders of the Company or others. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of any series of Preferred Stock of the Company are as stated in the Company's Restated Certificate and the Documents.

     2.5. Reservation of Shares.  The Company has reserved a sufficient number
          ---------------------
of shares of Common Stock for issuance to the Investors upon the conversion of the Series D Preferred Stock issued to the Investors on the date of each Closing in accordance with this Agreement plus an additional number of shares of Common Stock equal to 40% of such number to provide for conversion of a limited number of additional shares of Series D Preferred Stock upon a "Series D PIK Election"
                                                         ---------------------
as defined in the Restated Certificate. The Company has reserved 5,588,236 additional shares of Series D Preferred Stock for issuance upon such a Series D PIK Election.

     2.6. Financial Statements.  The Company has furnished to the Investors the
          --------------------
consolidated unaudited statements of income, stockholders' equity and cash flows of the Company for the 12-month period commencing on January 1, 1997 through December 31, 1997 and the consolidated unaudited balance sheet of the Company as of such date, and the consolidated unaudited balance sheet of the Company as of March 31, 1998 (the "Balance Sheet Date") and the related consolidated unaudited
                     ------------------
statements of income and cash flows for the three-month period ended March 31, 1998 (all such financial statements, the "Company Financial Statements"). The
                                          ----------------------------
Company Financial Statements (i) are in accordance with the books and records of the Company and the Subsidiaries, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently
                                                           ----
applied (except that the financial statements for the three-month period ended March 31, 1998 and the balance sheet as of such date do not include all of the footnotes required under GAAP and do not include customary year-end adjustments) and (iii) fairly and accurately present the financial position of the Company and its consolidated subsidiaries as of December 31, 1997 and March 31, 1998, respectively, and the results of its operations and cash flows for the periods set forth in such statements; provided, however, that the Company, with the concurrence of the Company's current auditors, as of the Company's December 31, 1997 balance sheet (and for the period then ended) may write down the value of the intangible assets (principally goodwill) associated with the acquisition in 1997 of Protocall New Business Specialists, Inc. Schedule 2.7 sets forth additional potential liabilities not contained in such statements.

     At the time of the Initial Closing, the Company will arrange for Conning and the Company's auditors Arthur Anderson ("AA") to discuss the status of the Company's audited consolidated financial statements for the 12-month period commencing on January 1, 1997 through December 31, 1997, including receiving assurances that promptly after the Initial Closing AA will issue such audited statements in substantially the form, and without material adjustments, to the draft statements delivered to Conning by AA at that time.

     2.7. Absence of Undisclosed Liabilities.  Except as disclosed on Schedule
          ----------------------------------                          --------
2.7, the Company and the Subsidiaries have no liabilities or obligations
---
(whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) other than (i) liabilities or obligations reserved against or otherwise disclosed in the Company Financial Statements, (ii) other liabilities or obligations that were incurred after the Balance Sheet Date in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and that do not exceed $100,000 in the aggregate, (iii) liabilities or obligations under Contracts listed in the Schedules to this Agreement or under Contracts that are not required to be disclosed therein (but not liabilities for breaches thereof), and (iv) the Bridge Loans (which are to be repaid at the Initial Closing).

     2.8. Absence of Material Changes.  Except as set forth on Schedule 2.8,
          ---------------------------                          ------------
since the Balance Sheet Date, the Company (which term includes each Subsidiary for purposes of this Section) has conducted its business in the ordinary course, consistent with past practice and there has not been (a) any Material Adverse Effect or any event or condition (other than events or conditions affecting the Company's industry generally and which have been publicly reported) which could reasonably be expected to have such a Material Adverse

Effect, (b) any waiver or cancellation of any material right of the Company, or the cancellation of any material debt or claim held by the Company, (c) any payment, discharge or satisfaction of any claim, liability or obligation of the Company other than in the ordinary course of business and payments of the Bridge Loans, (d) any Encumbrance upon the assets of the Company other than any Permitted Encumbrance (as defined in Section 2.30), (e) any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company, (f) any issuance of any stock, bonds or other securities of the Company, (g) any sale, assignment or transfer of any tangible or intangible assets of the Company except in the ordinary course of business, (h) any loan by the Company to any officer, director, employee, consultant or shareholder of the Company (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses), (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property, financial condition or results of operations of the Company,
(j) any increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company or, other than in the ordinary course of business, to any other employee, consultant or agent of the Company, (k) any change in the accounting or tax methods, practices or policies, or of any material tax election of the Company, (l) any indebtedness incurred for borrowed money by the Company other than in the ordinary course of business and the Bridge Loans, (m) any amendment to or termination of any material agreement to which the Company is a party other than the expiration of any such agreement in accordance with its terms, (n) any change of which either (i) the Company has received notice or (ii) otherwise has knowledge with respect to the regulation of the Company or its activities by any administrative agency or governmental body to the extent such change has had or could reasonably be expected to have a Material Adverse Effect, (o) any material change in the manner of business or operations of the Company (including, without limitation, any accelerations or deferral of the payment of accounts payable or other current liabilities or deferral of the collection of accounts or notes receivable), (p) any capital expenditures or commitments therefor by the Company that aggregate in excess of $50,000, (q) except for any amendments to the Company's certificate of incorporation and by-laws required in connection with the transactions contemplated by this Agreement, any amendment of the certificate of incorporation, by-laws or other organizational documents of the Company, (r) any transaction entered into by the Company other than in the ordinary course of business or any other material transaction (other than the Bridge Loans) entered into by the Company whether or not in the ordinary course of business, or (s) any agreement or commitment (contingent or otherwise) by the Company to do any of the foregoing.

     2.9. No Conflict.  The execution and delivery by the Company of the
          -----------
Documents and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the provisions hereof and thereof (including, without limitation, the issuance, sale and delivery by the Company of the Series D Preferred Stock and the Conversion Shares and the entering into and performance of the Exchange Agreement) will not (a) (relying, in part, upon the representations and warranties of the Investors in Article III, where applicable and Beacon in the Exchange Agreement) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it or the Subsidiaries, or any of their respective properties or assets, provided, however, that (A) pursuant to the HSR Act, Conning, Beacon or their respective Affiliates may be required to make a filing under the HSR Act if: (i) in the case of Conning or its Affiliates their aggregate investment exceeds $15,000,000 or causes Conning and its Affiliates to control the Company within the meaning of the HSR Act, or (ii) in the case of Beacon or its Affiliates as to any investment in the Company made more than one year after the termination of the waiting period for Beacon's filing under the HSR Act pursuant to its initial acquisition of Series C Preferred Stock, (B) as to Conning or its Affiliates, holding 25% or more of the equity ownership of the Company or BAC, will require NASD Approval, (b) except as listed on Schedule 2.9 conflict with
                                                    ------------
or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of its or the Subsidiaries' properties or assets under, any Contract to which it or the Subsidiary is a party or (c) violate its or the Subsidiaries' certificate of incorporation or by-laws or other organizational documents.

     2.10. Agreements
           ----------

           (a) Except as set forth on Schedule 2.10, the Company (which term
                                      -------------
includes the Subsidiaries for purposes of this Section) is not a party to any contract, agreement, indenture, mortgage, guaranty, lease, license or understanding, written or oral (a "Contract"), other than any Contract which (i)
                                   --------
pursuant to its terms, has expired, been terminated or fully performed by the parties, and in each case, under which the Company has no liability, contingent or otherwise, or (ii) involves monthly payments to or from the Company (as opposed to an indemnity agreement or similar contract under which the Company has any contingent liability) which monthly payments do not aggregate on an annual basis to $50,000 or more, and in each case, is not material to the business or financial condition of the Company.

           (b) Complete copies (or, if oral, full written descriptions) of all Contracts required to be listed on Schedule 2.10, including all amendments thereto, have been made available to Conning and Beacon. Each of such Contracts is, as of the date hereof, and will continue to be at and after the Closing, a legal, valid, and binding obligation of, enforceable against, and in full force and effect against, the Company and, to the best knowledge of the Company, the other parties thereto. There is no breach, violation or default by the Company and no event (including, without limitation, the consummation of the transactions contemplated by the Documents except as listed on Schedule 2.9) which, with notice or lapse of time or both, would (i) constitute a breach, violation or default by the Company under any such Contract or (ii) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company under any such Contract. To the best of the Company's knowledge, except as set forth on Schedule 2.10, no other party to any of such Contracts is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts, no waiver or indulgence has been granted by any of the parties thereto and no party to any of such Contracts has repudiated any provision thereof.

     2.11. Patents, Trademarks, etc.  To the Company's best knowledge, the
           ------------------------
Company and the Subsidiaries own, possess or have the right to use pursuant to license, sublicense, agreement or permission all patents, inventions, trademarks, service marks, trade names, whether registered or otherwise, together with all goodwill associated therewith, copyrights, licenses, information, proprietary rights, and processes, including the TelWeb Customer Communications Data System, as listed on Schedule 2.11, necessary for the lawful
                                         -------------
conduct of their business as now conducted, without any infringement of or conflict with the rights of others. The TelWeb Customer Communications Data System is owned by the Company and none of it is licensed from other persons. Except as set forth in Schedule 2.11, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing intellectual property rights, nor is the Company or any Subsidiary bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Except as set forth on Schedule 2.11, the Company and the Subsidiaries have not received any communications alleging that the conduct of the Company's or any Subsidiaries' business infringes or conflicts with the rights of others under patents, trademarks, copyrights and trade secrets. To the best of the Company's knowledge, except as set forth in Schedule 2.11, the Company's and each Subsidiary's business as now conducted and as proposed to be conducted will not infringe or conflict with the rights of others, including rights under patents, trademarks, copyrights and trade secrets. The Company's computer systems and software are "year 2000 compliant."

     2.12. Equity Investments; Subsidiaries.  Except as set forth in
           --------------------------------
Schedule 2.12, the Company has no Subsidiaries and has never owned, and does not
-------------
presently own, directly or indirectly, any capital stock or other proprietary interest, directly or indirectly, in any company, association, trust, partnership, joint venture or other entity. For purposes of this Agreement, the term "Subsidiary" means, with respect to any
                                      ----------
person, any company, partnership or other entity (a) of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such company, partnership or other entity are at the time owned or controlled, directly or indirectly, by such person or (b) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such person.

     2.13. Corporate Minute Books.  The corporate records of the Company are
           ----------------------
correct and complete. True and correct copies of all minutes of meetings or other actions by the directors, stockholders or incorporators of the Company since its inception have previously been provided to Beacon and Conning.

     2.14. Suitability.  To the best knowledge of the Company, none of the
           -----------
events described in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), has occurred during the last five years
                       --------------
with respect to any director or officer of the Company.

     2.15. Assets
           ------

           (a) The Company (which term includes each Subsidiary for purposes of this Section) has good and marketable title, or a valid leasehold interest in or contractual right to use, all of its assets and properties, free and clear of any Encumbrances except (i) as disclosed in Schedule 2.15(a), (ii) Encumbrances
                                            ----------------
for taxes not yet due and payable, (iii) Encumbrances set forth on Schedule 2.15(a) for taxes and charges and other claims, the validity of which the Company is contesting in good faith or (iv) Permitted Encumbrances. The assets and properties owned by, or leased to, the Company are sufficient for the conduct of the business and operation of the Company as presently conducted and as presently proposed to be conducted.

           (b) Except as set forth on Schedule 2.15(b), the buildings,
                                      ----------------
facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property owned by, or leased to the Company, as of the date hereof, (i) are to the Company's best knowledge without investigation, in good operating condition and repair (normal wear and tear excepted) and (in the case of buildings or structures located on the Real Properties (as defined in Section 2.31)) free of any structural or engineering defects and (ii) to the Company's best knowledge, are suitable for their current use.

           (c) Except as set forth on Schedule 2.15(c), the Company has not
                                      ----------------
received notice of, and has no knowledge of, any pending, threatened or contemplated condemnation proceeding or similar taking affecting the assets of the Company (including the Real Properties).

     2.16. Employee Benefit Plans
           ----------------------

           (a) Schedule 2.16 hereto contains a true and complete list of (i)
               -------------
each plan, program, policy, payroll practice, contract, agreement or other arrangement, or commitment therefore, providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, and whether or not legally binding, which is now or previously has been sponsored, maintained, contributed to or required to be contributed to by the Company (which includes each Subsidiary for purposes of this Section) or pursuant to which the Company has any liability, contingent or otherwise, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Company Benefit Plan"); and (ii) each
                   -----             --------------------
management, employment, bonus, option, equity (or equity related), severance, consulting, non compete, confidentiality or similar agreement or contract, pursuant to which the Company has any liability, contingent or otherwise, between the Company and any current, former or retired employee, officer, consultant, independent contractor, agent or director of the Company (an "Employee") (each, an "Employee Agreement"). Except as identified on Schedule
 --------              ------------------
2.16, neither the Company nor any ERISA Affiliate (as defined in 2.16(b)) currently sponsors, maintains, contributes to, or is required to contribute to, nor has the Company ever sponsored, maintained, contributed to or been required to contribute to, or incurred any liability to, (i) any "multiemployer plan" (as defined in ERISA Section 3(37)) or (ii) any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except as required by Section 4980B of the Internal Revenue Code ("Code"). Neither the Company nor any of the entities set forth on
               ----
Schedule 2.16(a) has or has had any ERISA Affiliates other than the Company or
----------------
any of such entities.

           (b) An "ERISA Affiliate" is defined as any entity that is (or at any
                   ---------------
relevant time was) a member of a "controlled group of corporations" with, or under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company or any entity listed on
Schedule 2.16(a) as set forth in Section 414(b), (c), (m) or (o) of the Code or
Section 4001(a)(14) of ERISA.

          (c) The Company has provided to Conning and Beacon current, accurate and complete copies of all documents embodying or relating to each Company Benefit Plan and each Employee Agreement, including all amendments thereto, trust or funding agreements relating thereto (if any), the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), summary annual reports, the most recent determination letter (if any) received from the Internal Revenue Service ("IRS"), the most recent summary plan
                                             ---
description (with all material modifications) (if any), and if the Company Benefit Plan is funded, the most recent annual and periodic accounting of Company Benefit Plan assets, and has made available to Beacon and Conning all material communications to any Employee or Employees relating to any Company Benefit Plan or Employee Agreement.

          (d) With respect to each Company Benefit Plan (i) the Company and each ERISA Affiliate has performed all obligations required to be performed by it under each Company Benefit Plan and Employee Agreement and neither the Company nor any ERISA Affiliate is in default under or in violation of, any Company Benefit Plan, (ii) each Company Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code, including without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department; (iii) each Company Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Company Benefit Plan is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code and no circumstances exist which would adversely affect this qualification or exemption; (iv) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan; (v) no action or failure to act and no transaction or holding of any asset by, or with respect to, any Company Benefit Plan has or, under currently applicable laws and regulations, may subject the Company or any ERISA Affiliate or any fiduciary to any tax, penalty or other liability, whether by way of indemnity or otherwise; (vi) there are no actions, proceedings, arbitrations, suits or claims pending, or to the best knowledge of the Company and any ERISA Affiliate, threatened or anticipated (other than routine claims for benefits) against the Company or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Company Benefit Plan with respect to any Company Benefit Plan or Employee Agreement, or against any Company Benefit Plan or against the assets of any Company Benefit Plan; (vii) no event or transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code; (viii) each Company Benefit Plan can be amended, terminated or otherwise discontinued without liability to the Company or any ERISA Affiliate;
(ix) no Company Benefit Plan is under audit or investigation by the IRS, the Department or the PBGC, and to the best knowledge of the Company and any ERISA Affiliate, no such audit or investigation is pending or threatened.

          (e) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company, Conning or Beacon to amend or terminate any Company Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth in Schedule
                                                                    --------
2.16(e), no payment or benefit which will or may be made by the Company,
-------
Conning, or Beacon or any of their respective affiliates with respect to any employee of the Company will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

          (f) With respect to each Company Benefit Plan (other than a multi-employer plan) which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("Pension Plan"), (i) no steps have been taken to
                       -------------
terminate any Pension Plan now maintained or contributed to, no termination of any Pension Plan has occurred pursuant to which all liabilities have not been satisfied in full, no liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate which has not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in the Company or any ERISA Affiliate incurring a liability under Title IV of ERISA or could constitute grounds for terminating any Pension Plan; (ii) no proceeding has been initiated by the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (iii) each Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such Pension Plan has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iv) neither the Company or any ERISA Affiliate has sought nor received a waiver of its funding requirements with respect to any Pension Plan and all contributions payable with respect to each Pension Plan have been timely made; (v) no reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred with respect to any Pension Plan; and (vi) the present value of all accrued benefits of each Pension Plan, determined on a plan termination basis using the actuarial assumptions established by the PBGC as in effect on the date of determination, does not as of the date hereof and will not as of the Closing exceed the fair market value of the assets (which for this purpose shall not include any accrued but unpaid contributions) of such Pension Plan.

            (g) Immediately following the Closing, the Company will be primarily engaged, directly or through a Subsidiary or Subsidiaries, in the production or sale of a product or service other than the investment of capital within the meaning of Department of Labor Regulation (S) 2510.3-101(c), (d) or (e).

     2.17.  Labor Relations; Employees
            --------------------------

            (a) Schedule 2.17(a) lists all employees of the Company (which term
                ----------------
includes each Subsidiary for purposes of this Section) with an annual salary in excess of $40,000. Except as set forth on Schedule 2.17(a), (i) the Company is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or material amounts required to be reimbursed by them to the date hereof, (ii) the Company is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, (iii) the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company, (iv) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the best knowledge of the Company, threatened against or involving the Company, and (v) to the best knowledge of the Company, no salaried key employee has any plans to terminate his or her employment with the Company. Each of the officers of the Company, each key employee and each other employee and consultant now employed or retained by the Company who has access to confidential information of the Company has executed a confidentiality agreement, and such agreements are in full force and effect.

            (b) Except as set forth on Schedule 2.17(b), the Company is not a
                                       ----------------
party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To the best knowledge of the Company, there has been no breach, violation or default by any party under the agreements listed on Schedule 2.17(b).

     2.18.  Litigation; Orders.  Except as set forth on Schedule 2.18, there
            ------------------                          -------------
is no civil, criminal, administrative or regulatory action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, regulator, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, or the assets or the business of the Company or any of its Subsidiaries. Except as set forth in Schedule 2.18, neither the Company nor any of its Subsidiaries is subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

     2.19.  Compliance with Laws; Permits.  Except as provided in Schedule
            -----------------------------                         --------
2.19, the Company (which term includes each Subsidiary for purposes of this
----
Section) (a) has complied in all material respects with all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it and its business (including, without limitation, the Telephone Consumer Protection Act of 1991 and the Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994), and (b) has all federal, state, local and foreign governmental licenses, permits and authorizations necessary in the conduct of its business as currently conducted (including, without limitation, any state teleservice industry registration requirements), such licenses, permits and qualifications are in full force and effect, and no violations (other than violations notice of which has not been received by the Company) have been recorded in respect of any such licenses, permits and qualifications, and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such license, permit or qualification. Schedule 2.19 sets forth a list of all such licenses, permits and authorizations, and the expiration dates thereof.

     2.20.  Offering Exemption.  Assuming the accuracy of the representations
            ------------------
and warranties contained in Section 3 hereof, the offer and sale of the Series D Preferred Stock to the Investors as contemplated hereby and the issuance and delivery of the Conversion Shares to the Investors upon the conversion of the Series D Preferred Stock are each exempt from registration under the Securities Act and under applicable state securities and "blue sky" laws, each as currently in effect.

     2.21.  Related Transactions
            --------------------

            (a) Except as set forth on Schedule 2.21(a) and the Bridge Loans, no
                                       ----------------
current stockholder, director, officer or employee of the Company, or any "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any of the
                                                  ------------
foregoing persons or the Company is presently, or during the past five years has been, directly or indirectly, a party to any agreement, transaction or series of similar transactions with the Company or any of its Subsidiaries, other than in connection with any such person's duties as a director, officer or employee of the Company or a Subsidiary.

            (b) Each ongoing intercompany transaction set forth on Schedule 2.21(a), if any, is on terms that are (i) consistent with the past practice of the Company and (ii) at least as favorable to the Company or the Subsidiary as would be available with independent third parties dealing at arms' length.

     2.22.  Disclosure.  Neither this Agreement nor any certificate,
            ----------
instrument or written statement furnished or made to the Investors by or on behalf of the Company in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which the Company has not disclosed to the Investors or their respective counsel in writing and of which the Company is aware which materially and adversely affects or which could reasonably be expected to materially and adversely affect the business, financial condition, operations, property or affairs of the Company or the ability of the Company to perform its obligations under the Documents and the Exchange Agreement. All projections delivered to the Investors in connection with this Agreement or the Exchange Agreement were prepared in good faith, but are not guarantees of future performance.

     2.23.  Taxes
            -----

            (a) Except as set forth on Schedule 2.23(a), (i) the Company (and
                                       ----------------
for each Affiliated Period, each Affiliated Group of which the Company was a member) has timely filed all Tax Returns (as such terms are defined below) required by law to have been filed by it and has timely paid all Taxes required to be paid by it including, without limitation, any Tax for which a notice of assessment or demand for payment has been received by the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member),
(ii) all Tax Returns filed by the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) were complete and correct in all material respects and (iii) all amounts required to be collected or withheld by the Company have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted. The accruals and reserves for Taxes in each of the balance sheets referenced in

Section 2.6 are adequate in all material respects to cover any liability of the Company for Taxes for periods through the dates of such balance sheets. The accruals and reserves for deferred tax liability in each of the balance sheets referenced in Section 2.6 are adequate to cover any such liability in accordance with GAAP. If the Company files its Tax Returns for its taxable year which includes the date hereof, in conformance with its past practices and tax reporting, to the best knowledge of the Company, there will be no basis for any material adverse audit adjustments with respect to the Company under any of the provisions of the Code, or any provisions of state, local or foreign tax law, with respect to operations and activities of the Company during the period that began on January 1, 1998 and ends on the date hereof. "Taxes," for purposes of
                                                        -----
this Agreement, means any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever imposed by any government or taxing authority of any country or political subdivision of any country and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability of the Company arising under any tax sharing agreement to which the Company is or has been a party. For purposes of this Agreement, (i)

"Affiliated Group" shall mean any affiliated group within the meaning of the
-----------------
Code (S) 1504(a) (or any similar group defined under a similar provision of state, local or foreign law), (ii) "Affiliated Period" shall mean each taxable
                                    -----------------
period during which the Company was a member of an Affiliated Group for all or part of such period, and (iii) "Return" shall mean any report, return,
                                ------
statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

            (b) Schedule 2.23(b) contains a list of states, territories and
                ----------------
jurisdictions (whether foreign or domestic) in which the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) has filed an income, franchise, sales and use tax return. Except as set forth on
Schedule 2.23(b), (i) there is no action, suit, proceeding or claim currently pending, or to the knowledge of the Company, threatened, regarding any Taxes for which the Company could be liable, (ii) there are no Tax Returns with respect to which an audit or examination is in progress or with respect to which a written notification of intent to audit or examine has been received by the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) from the IRS or any other taxing authority that relate to Taxes for which the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) could be liable, (iii) no taxing authority in a jurisdiction where the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) does not file Tax Returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation by such jurisdiction, (iv) the Company has not been a member of a consolidated, combined or unitary group for federal or state income tax purposes, (v) the Company is not a party to any Tax allocation or sharing agreement and (vi) the Company does not have any liability for the Taxes of any person as a transferee or successor or by contract.

     2.24.  Environmental Protection. Except as set forth on Schedule 2.24(a),
            ------------------------                         ----------------
the Company (which term includes each Subsidiary for purposes of this Section) has been operated at all times, and is, in material compliance with all applicable Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws. Except as set forth on Schedule 2.24(b), the Company has obtained, is in material compliance with,
   ----------------
and has made all appropriate filings for issuance or renewal of, all permits, licenses, authorizations, registrations and other governmental consents required by any applicable Environmental Laws ("Environmental Permits"), including,
                                       ---------------------
without limitation, those regulating the use, storage, treatment, transportation, release, emission or disposal of Hazardous Substances, and all such Environmental Permits are in full force and effect. Except as set forth on

Schedule 2.24(c), there are no claims, notices, civil, criminal or
----------------
administrative actions, suits, hearings, investigations, inquiries or proceedings of which the Company has received notice or otherwise should or has reason to have knowledge pending or, to the knowledge of the Company, threatened against the Company, and no requests from any governmental authority to perform any investigatory or remedial activity have been made to the Company, that are based on or related to any actual or alleged release of Hazardous Substances or any other Environmental Matters or the failure to have any required Environmental Permits. Except as set forth on Schedule 2.24(d), there are no
                                               ----------------
past or present conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions of the Company or its predecessors that (i) may give rise to any liability or other obligation under any past, current or proposed Environmental Laws that may require the Company to incur any material Environmental Costs, (ii) may form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against the Company that may require the Company to incur any material Environmental Costs, or (iii) may interfere with or prevent continued material compliance by the Company with Environmental Laws and/or Environmental Permits. Except as set forth on
Schedule 2.24(e), to the knowledge of the Company there are no (and have never
----------------
been any) underground or aboveground storage tanks, incinerators or surface impoundments at, on, under, about, or within any Owned Real Property or Leased Real Property. Except as set forth on Schedule 2.24(f), the Company has not
                                       ----------------
received any notice (written or oral) or other communication that the Company is or may be a potentially responsible party or otherwise liable in connection with any waste disposal site allegedly containing, or other location used for the disposal of, any Hazardous

Substances. Schedule 2.24(g) contains a list of all sites or locations used by
            ----------------
or on behalf of the Company for the disposal of any waste containing Hazardous Substances.

     For the purposes of this Section 2.24, the following terms shall have the meanings indicated:

     "Environmental Costs" shall mean, without limitation, any actual or
      -------------------
potential cleanup costs, remediation, removal, or other response costs (including without limitation costs to cause the Company, or any of the Company's properties or assets, to come into compliance with Environmental
Laws), investigation costs (including without limitation fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including without limitation liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations, and any damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement, arising out of, relating to, or resulting from any Environmental Matter.

     "Environmental Laws" shall mean, without limitation, the Comprehensive
      ------------------
Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et
                                                                              --
seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
----
(S)(S) 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
             -- ----
(S)(S) 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et
            -- ----                                                          --
seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)(S)
---
136 et seq., the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., the Clean Water
    -- ---                                            -- ---
Act (Federal Water Pollution Control Act), 33 U.S.C. (S)(S) 1251 et seq., the
                                                                 -- ---
Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f et seq., the Occupational Safety
                                               -- ---
and Health Act, 29 U.S.C. (S)(S) 641, et seq., the Hazardous Materials
                                      -- ----
Transportation Act, 49 U.S.C. (S)(S) 1801, et seq., as any of the above statutes
                                           -- ----
have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, all indemnity agreements and other contractual obligations (including without limitation leases, asset purchase agreements and merger agreements) relating to environmental matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

     "Environmental Matter" shall mean any matter arising out of, relating to,
      --------------------
or resulting from pollution, contamination, protection of the environment, human health or safety, or health or safety of employees, and any matter relating to emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil, buildings, facilities, real or personal property or fixtures, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

     "Hazardous Substances" shall mean any pollutants, contaminants, substances,
      --------------------
materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos or asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon and other radioactive elements, electromagnetic field and other types of radiation, sonic forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

     2.25.  Consents.  Except as set forth on Schedule 2.25, and assuming the
            --------                          -------------
accuracy and completeness of the representations and warranties of the Investors set forth in Article III hereof, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Company of the Documents and the Exchange Agreement or any documentation relating thereto, the consummation by the Company of the transactions contemplated hereby, thereby, or under the Exchange Agreement, or the issuance, sale or delivery to the Investors of the Series D Preferred Stock and the Conversion Shares or the issuance to Beacon of the Series C Preferred Stock or Warrant NB-1 pursuant to the Exchange Agreement, except for a filing with the Securities and Exchange Commission of a Form D pursuant to Regulation D of the Securities Act, and corresponding filings with certain state securities regulatory authorities.

     2.26.  Insurance.  Substantially all of the assets of the Company (which
            ---------
term includes each Subsidiary for purposes of this Section) that are of insurable character (including all material assets of the Company that are of insurable character) are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice and sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed. The Company is not in default with respect to its obligations under any material insurance policy maintained by it. Schedule 2.26 sets forth a list of all
                                   -------------
insurance coverage carried by the Company, the carrier and the terms and amount of coverage. All such policies and other instruments are in full force and effect and all premiums with respect thereto have been paid. The Company has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies or has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by the Company under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. The Company has not received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by this Agreement will not result in any such termination or premium increase.

     2.27.  Brokers.  Neither the Company nor any of its officers, directors,
            -------
employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement.

     2.28.  Use of Proceeds.  Except as set forth on Schedule 2.28 or as
            ---------------                          -------------
otherwise expressly contemplated by this Agreement (including the repayment of the Bridge Loan), the Company is not required pursuant to any Contract or otherwise to apply the proceeds received from the Investors pursuant to the transactions contemplated hereby in any specified manner.

     2.29.  Previous Issuances Exempt.  All shares of capital stock and other
            -------------------------
securities issued by the Company prior to the Closing have been issued in transactions exempt from registration under the Securities Act, and all applicable state securities or "blue sky" laws. The Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration under the Securities Act.

     2.30.  Real Property.  Schedule 2.30 lists all real property owned or
            -------------   -------------
leased by the Company (which term includes each Subsidiary for purposes of this Section). The Company has title to its owned real properties (collectively, the "Owned Real Properties") in each case, free and clear of all imperfections of
 ---------------------
title and all Encumbrances, except for (a) those
consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of such property or irregularities in title thereto which, individually and in the aggregate, do not materially impair the use of such property, (b) warehousemen's, mechanics', carriers', landlords', repairmen's or other similar Encumbrances arising in the ordinary course of business and securing obligations not yet due and payable, (c) other Encumbrances which arise in the ordinary course of business and which individually and in the aggregate do not materially impair its use of such property or its ability to obtain financing by using such asset as c ollateral (encumbrances referenced in clauses(a), (b) and (c), collectively referred to as the "Permitted Encumbrances")and (d) Encumbrances listed on Schedule 2.30. The
     ----------------------                                 -------------
Company has leasehold title to its leased real properties (collectively, the "Leased Real Properties, "together with the Owned Real Properties, the "Real
 ----------------------                                                 ----
Properties"), and, in each case, has not taken or failed to take any action that
----------
would result in the creation of any Encumbrance with respect to any Leased Real Property. To the best knowledge of the Company without investigation, other than as described on Schedule 2.30, there are no intended public improvements which will result in any charge being levied against, or in the creation of any Encumbrances upon, the Leased Real Properties or any portion thereof. To the best knowledge of the Company without investigation, there are no options, rights of first refusal, rights of first offer or other similar rights with respect to the Real Properties. With respect to each lease of Real Property to which the Company is a party, so long as the Company performs all of its obligations under such lease for Real Property within applicable notice and grace periods, (x) the rights of the Company under such lease shall not be terminated and (y) to the best knowledge of the Company, the Company's possession of such Real Property and the use and enjoyment thereof shall not be disturbed by any landlord, overlandlord, mortgagee or other superior party. Except as set forth on the Schedule 2.30, the Company is not obligated to purchase any Leased Real Property and no leased Real Property is required to be accounted for under GAAP as a capitalized lease.

     2.31.     Accounts Receivable.  The accounts receivable and notes
               -------------------
receivable reflected on the books and records of the Company and each Subsidiary were and are bona fide accounts receivable and notes receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice.

     2.32.     Investment Banking Services.  Except as set forth in Schedule
               ---------------------------                          --------
2.32, neither the Company nor any Subsidiary is a party to any Contract which
----
grants rights to any third party with respect to the performance of investment banking services for it, including, without limitation, with respect to its sale or a public offering, including an initial public offering, of its securities.

     2.33. Registration Rights. Except as required by the Registration Rights
           -------------------
Agreements or as set forth on Schedule 2.33, the Company has no obligations with
                              -------------
respect to registration under the Securities Act of any of its currently outstanding securities or any of its securities which may hereafter be issued.

     2.34. Material.  When the term "material" or "materially" is used in
           --------
this Article II, it is in reference to the Company and its Subsidiaries on an aggregate, consolidated basis.

             III.  Representations and Warranties of the Investors

     Each Investor severally and not jointly represents and warrants to the Company as follows as of the date hereof and the Closing Date:

     3.1.  Investment Representations.
           --------------------------

           (a) Such Investor (or its advisors) is a sophisticated investor with sufficient financial experience to assess the risks of investing in the Company and purchasing Series D Preferred Stock, and is acquiring the Series D Preferred Stock to be purchased by it under this Agreement for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act. Such Investor was not formed for the purpose of acquiring Series D Preferred Stock or otherwise to invest in the Company.

           (b) Such Investor understands that (i) except as provided in the Registration Rights Agreement applicable to it, the Series D Preferred Stock has not been, and that the Conversion Shares will not be, registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and
(ii) the Series D Preferred Stock and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

           (c) Such Investor further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

           (d)    Except as set forth on Schedule 3.1(d), such Investor has not
                                         ---------------
employed any broker or finder in connection with the transactions contemplated by this Agreement.

          (e) Such Investor is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

     3.2. Due Authorization, Etc.
          ----------------------

          (a) The Investor is validly existing under the laws of the state of its organization (as set forth opposite its name on the signature pages herein), is resident in the state so indicated on such signature pages and has all power and authority to enter into and perform each of the Documents to which it is a party. Each of the Documents to which it is a party has been duly authorized by all necessary action on the part of the Investor. Each of the Documents to which it is a party constitutes a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms except to the extent that enforceability may be limited by principles of equity, bankruptcy, insolvency or other similar laws affecting rights generally.

          (b) The execution, delivery and performance by the Investor of each of the Documents to which it is a party and the consummation by the Investor of the transactions contemplated thereby will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets if such violation would materially adversely affect the ability of the Investors to consummate the transactions contemplated thereby or (ii) violate its organizational documents.

          (c) No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Investor of each of the Documents to which it is a party or any documentation relating thereto, or the consummation by the Investor of the transactions contemplated thereby.

          (d) Bain is an institutional buyer as contemplated by Massachusetts securities laws.

          (e) SLI is an institutional buyer as contemplated by Massachusetts securities laws.

                             IV.  Certain Covenants

     4.1. Operation of the Business Prior to the Initial Closing.  Except as
          ------------------------------------------------------
contemplated by the Documents or the Restated Certificate, during the period between the date of this Agreement and the Initial Closing, without the prior written consent of Conning, the Company shall:

          (a) except as otherwise allowed or required pursuant to the terms of this Agreement, conduct its business and operations only in the ordinary course in a manner consistent with past practice;

          (b) use best efforts to preserve intact its current business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and good will with all material suppliers, customers, licensers, licensees, landlords, trade creditors, Employees, agents, and others having material business relationships with the Company or a Subsidiary;

          (c) confer with Conning concerning operational matters of a material nature;

          (d) maintain in full force and effect the insurance described in
Section 2.26 or insurance providing at least comparable coverage;

          (e) maintain all the properties and assets of the business and operations of the Company and the Subsidiaries in the ordinary course consistent with past practice;

          (f) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

          (g) perform and comply with its and the Subsidiaries' obligations under all Contracts in the ordinary course of business, consistent with past practice;

          (h) furnish to the Investors copies of all financial statements and certificates and reports concerning operation of the business, as and when such financial statements, certificates and reports are delivered to any other person or entity; and

          (i) report periodically to the Investors concerning the status and operation of the business and operations of the Company.

     Notwithstanding the foregoing, the provisions of this Section shall in no event apply after June 15, 1998 even if the Initial Closing has not occurred by that date for any reason.

     4.2. Conduct of Business of the Company Prior to the Initial Closing.
          ---------------------------------------------------------------
Except as contemplated by the Documents or the Restated Certificate, during the period from the date of this Agreement and the Initial Closing, without the prior written consent of Conning, the Company shall not:

          (a) amend its charter or bylaws or comparable organizational documents or the terms of any of its securities or any agreements relating thereto;

          (b) issue, pledge or sell, or authorize the issuance, pledge or sale of, additional shares of capital stock or other securities of any class or series, including, without limitation, securities exchangeable for or convertible into capital stock of any class or series, or any calls, commitments, rights, warrants or options to acquire any securities or capital stock except for the exercise or conversion of currently outstanding securities;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

          (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or any of its other securities;

          (e) except for increases in salary, wages and benefits of officers (other than executive officers) or employees of the Company or a Subsidiary in the ordinary course of business in accordance with past practice, increase the compensation or benefits payable or to become payable to any Employee, or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into or amend any Employee Agreement or establish, adopt, enter into, or amend or fund any payments owing under, or accelerate the vesting of any benefits under, any Company Benefit Plan, except in each case to the extent required by applicable law;

          (f) acquire, sell, lease or dispose of any assets which are material to the Company, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction;

          (g) (i) create, incur, assume or prepay any indebtedness for borrowed money (including obligations in respect of capital leases) except for short-term debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or (iii) make any loans, advances or capital contributions to, or investments in, or enter into any "keep well" arrangements or other agreement to maintain the financial condition of, any other person;

          (h) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

          (i) pay, discharge or satisfy any claims or liabilities, except for the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or waive, release, grant, or transfer any rights of material value or modify in any material respect any existing Contract, other than in the ordinary course of business consistent with past practice;

          (j) (i) make any material Tax election, (ii) settle or compromise any material Tax Liability or (iii) extend or waive any statute of limitations in respect of Taxes;

          (k) make or agree to make any capital expenditure in an amount in excess of $100,000;

          (l) mortgage, pledge or subject to any Encumbrance any of its properties or assets, tangible or intangible;

          (m) amend, modify or waive the provisions of any material Contract;

          (n) take any action that would cause any of the representations and warranties contained in Section 2 to be untrue at the date made or any future date or would result in any of the conditions to the consummation of the transactions contemplated by the Documents not being fulfilled; or

          (o) authorize or agree in writing or otherwise to take any of the foregoing actions.

     Notwithstanding the foregoing, the provisions of this Section shall in no event apply after June 15, 1998 even if the Initial Closing has not occurred by that date for any reason.

     4.3. Third Party Consents Prior to Each Closing.  Prior to each Closing,
          ------------------------------------------
the Company shall use commercially reasonable efforts to obtain all consents required from third parties which are party to Contracts with the Company or its Subsidiaries to the transactions contemplated by the Documents as to the transactions to occur at that Closing.

     4.4. No Negotiation Prior to Initial Closing.  Until the earlier of this
          ---------------------------------------
Agreement being terminated pursuant to Section 8 and the Initial Closing (except with the written consent of Conning), the Company will not and will not permit any of its representatives to, directly or indirectly, solicit, initiate, or encourage any inquiries, offers or proposals from, discuss or negotiate with, execute any agreement regarding or provide any information to, any person (other than the Investors) relating to any transaction involving an equity investment in the Company, the sale of the business or operations of the Company or a substantial amount of the property or assets of the Company, or of any of the capital stock or any other equity securities of the Company (including by way of an initial public offering), or any merger, consolidation, business combination, liquidation, recapitalization, dissolution or similar transaction involving the Company or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by the Documents as they apply to Conning and are to occur at the Initial Closing or which would or could reasonably be expected to materially dilute the benefits to Conning of the transactions contemplated by the Documents as they apply to Conning and are to occur at the Initial Closing (collectively, "Transaction Proposals"). If any such inquiries or Transaction
                ---------------------
Proposals are received by, or any such information is requested from or any such negotiations or discussions are sought to be initiated with the Company, then the Company will promptly notify the Investors of the nature, terms and status of the foregoing and the identity of the inquiring party and provide the Investors with a copy of all written materials provided in connection with such Transaction Proposal. Until the earlier of this Agreement being terminated pursuant to Section 8 and the Initial Closing (except with the written consent of Conning), the Company will not accept any Transaction Proposal from any person or entity other than the Investors except with the written consent of Conning and Beacon. This Section 4.4 shall not apply to any transaction contemplated hereby, including the contemplated sale or issuance of Series D Preferred Stock as described in Article I, the consummation of the Exchange Agreement, and the grant of stock options pursuant to the Company's Stock Option Plans.

     4.5. Access to Records Prior to Initial Closing.  During the period
          ------------------------------------------
commencing on the date of this Agreement and continuing through the Initial Closing, the Company shall (i) afford to the Investors and their representatives full access, during normal business hours, upon reasonable advance notice, with due regard to its ongoing operations, to the personnel, properties, contracts, books and records, and other documents and data of the Company, (ii) furnish the Investors and their representatives with copies of all such contracts, books and records (including, but not limited to, Tax Returns), and other existing documents and data as the Investors and their representatives may reasonably request, and (iii) furnish the Investors and their representatives such additional financial, operating, and other data and information as the Investors and their representatives may reasonably request. No investigation or receipt of information shall affect any representation or warranty of the Company contained in this Agreement or the conditions to the obligations of the Investors specified in this Agreement.

     4.6  Additional Covenants.  From and after the date hereof, as to Beacon,
          --------------------
until such time as Beacon and its Affiliates own in the aggregate less than 5% of the outstanding Common Stock of the Company (for the purposes hereof calculated by including outstanding shares of each series of Preferred Stock on an as-converted basis), and, as to Conning, until such time as Conning and its Affiliates own, in the aggregate less than 5% of the outstanding Common Stock of the Company so calculated:

          (a) Access to Records.  The Company shall afford Beacon and Conning
              -----------------
and their respective representatives full access, during normal business hours, upon reasonable advance notice, with due regard to its ongoing operations, to the personnel, properties, contracts, books and records, and other documents and data of the Company.

          (b) System of Accounting.  The Company shall maintain its books of
              --------------------
account and other financial and corporate records in accordance with good business and accounting practices and the financial condition of the Company and the Subsidiaries.

          (c) Maintenance of Corporate Existence, etc.  The Company and the
              ---------------------------------------
Subsidiaries shall maintain in full force and effect its corporate existence, rights, governmental approvals and franchises and all licenses and other rights to use patents, processes, trademarks, trade names or copyrights owned or possessed by it and deemed by it to be material to the conduct of its business.

          (d) Compliance with Laws.  The Company and the Subsidiaries shall
              --------------------
comply in all material respects with all applicable laws, rules, regulations and orders.

          (e) Maintenance of Properties and Leases.  To the extent they are
              ------------------------------------
material to the conduct of its business, (i) the Company and the Subsidiaries shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all reasonably needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and (ii) the Company and the Subsidiaries shall comply at all times with each provision of all material leases to which it is a party or under which it occupies, or has possession, of, property.

          (f) Insurance.  The Company shall keep its and the Subsidiaries'
              ---------
assets which are of an insurable character, if any, insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. The Company shall maintain after the Closing the directors' and officers' liability insurance described in Section 5.13.

          (g) Licenses and Permits.  The Company and the Subsidiaries shall use
              --------------------
their best efforts to obtain all federal, state, local and foreign governmental licenses, permits and qualifications material to and necessary in the conduct of business as proposed to be conducted.

          (h) Compliance with Contracts.  The Company and the Subsidiaries shall
              -------------------------
comply with all material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto.

          (i) Confidentiality Agreements.  The Company shall use its best
              --------------------------
efforts to obtain a confidentiality agreement from its and the Subsidiaries' future officers, key employees and other employees who will have access to confidential information of the Company or a Subsidiary upon their employment.

          (j) Disclosure of Investment.  The Company shall not, directly or
              ------------------------
indirectly, (i) except as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court or as required by law, disclose the transactions contemplated by the Documents or any of the terms thereof without the prior consent of the Investors, (ii) use in advertising or publicity the name of any party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any party hereto or any of its respective affiliates, in either case without the prior written consent of such party or (iii) represent, directly or indirectly, that any product or service provided by the Company has been approved or endorsed by an Investor without the prior written consent of such Investor; provided,
                                                                --------
however, the Company may orally disclose: (i) that an Investor is a stockholder
-------
of the Company and (ii)the percentage of the outstanding shares of capital stock of the Company held by such Investor; provided, however, further, that the
                                      --------  -------  -------
Company may, subject to review and consent of an Investor (which consent will not be unreasonably withheld), disclose information with respect to such Investor's purchase of Series D Preferred Stock hereunder and Conversion Shares solely as required to be made in the Company's financial statements in accordance with GAAP, with regulatory agencies, and/or the requirements of the United States Securities and Exchange Commission.

          (k) Use of Proceeds.  The Company shall use the proceeds from the sale
              ---------------
of Series D Preferred Stock at the Initial Closing in part to repay the Bridge Loans in full.

          (l) Board of Directors.  At and after the Closing, the Company shall
              ------------------
cause the board of directors of the Company to be comprised of the number of directors as contemplated by the Shareholders' Agreement.

          (m) Election of Directors.  On the Closing Date, the Company shall
              ---------------------
cause Steven F. Piaker and Greg Batton to be elected to the board of directors of the Company as representatives of Conning and Rick Weller to be elected as an O'Crowley representative.

          (n) Directors' and Officers' Insurance.  The Company shall maintain,
              ----------------------------------
with financially sound and reputable insurers, directors' and officers' liability insurance, in full force and effect, in the amount of $3,000,000 per occurrence and $5,000,000 in the aggregate or a binder with respect to such insurance in form and substance satisfactory to Beacon and Conning.

     The covenants of this Section 4.6 and of Section 4.6 of the Preferred Stock Purchase Agreement dated February 3, 1997 (the "February Purchase Agreement"),
                                                ---------------------------
by and among the Company, Beacon, SLI and Bain are deemed waived if the particular action is approved by the Board of Directors of the Company and (i) as to Beacon and its Affiliates if approved by both "Beacon Directors" and (ii) as to Conning and its Affiliates if approved by both "Conning Directors" (each as defined in the Shareholders Agreement). In addition, the provisions of Sections 4.6 (c), (d), (e), (f), (g), (h) and (i), and comparable provisions of the February Purchase Agreement shall terminate upon a "Qualified IPO" as defined in the Shareholders' Agreement.

     When the term "material" or "materially" is used in this Article IV, it is in reference to the Company and its Subsidiaries on an aggregate, consolidated basis.

     4.7  Decisions Regarding Spin Off.  The Company has contemplated placing
          ----------------------------
its information technology group and related intellectual property (by license or transfer) into a new subsidiary of the Company which would become a partially owned subsidiary or be spun-off to the owners of the Company. Between the date hereof and the Initial Closing, the Company will not make any determination with regard to this matter without the written consent of Conning.

     4.8  UCC Releases.  The Company will use its best efforts to have filed
          ------------
within thirty (30) days of the date hereof, UCC termination statements for all UCC statements filed against the Company or the Subsidiaries which should be terminated because the obligation secured has been discharged, including any UCC Statements of Eden Financial Group.

  V.  Survival of Representations, Warranties, Agreements and Covenants, Etc.

     All representations and warranties in the Documents shall survive the Closing until the earlier of (i) the fifth anniversary of the date hereof and
(ii) the consummation of a Qualified IPO (as defined in the Shareholders' Agreement) (except to the extent a Claim Notice (as defined in Section 7.3) shall have been given prior to such date with respect to a breach of a representation and warranty, in which case such representation and warranty shall survive until such claim is resolved) and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors; provided, however, (x) the representations and
                         --------  -------
warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.1 and 3.2 and the final sentence of Section 2.16(a) shall survive the Closing indefinitely and (y) the representations and warranties set forth in Sections 2.19, 2.20, 2.23, 2.24 and 2.28 shall survive the Closing until the expiration of the applicable statute of limitations (except to the extent a Claim Notice shall have been given prior to such date with respect to a breach of a representation and warranty, in which case such representation and warranty shall survive until such claim is resolved). All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

                                 VI.  Expenses

     Each party hereto shall pay all of the costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby; provided that, notwithstanding the foregoing,
                                  --------
the Company shall pay (A) to Beacon an amount in cash equal to the lesser of (i) 100% of Beacon's out of pocket fees and expenses (including, without limitation, fees and disbursements of Beacon's attorneys, accountants and consultants) incurred in connection with Beacon's due diligence review of the Company and the negotiation and execution of the Documents and the transactions contemplated thereby and (ii) $20,000; and (B) to Conning (including if the Company fails to Close the Initial Purchase other than due to a failure of a condition to its obligation to so Close, or if Conning does not Close the Initial Purchase due to a breach hereof by the Company) an amount in cash equal to the lesser of (i) 100% of Conning's out of pocket fees and expenses (including, without limitation, fees and disbursements of Conning's attorneys, accountants and consultants) incurred in connection with Conning's due diligence review of the Company and the negotiation and execution of the Documents and the transactions contemplated thereby and (ii) $50,000. The Company shall not reimburse RBC more than an amount in cash equal to the lesser of (i) 100% of RBC's out of pocket fees and expenses (including, without limitation, fees and disbursements of RBC's attorneys, accountants and consultants) incurred in connection with RBC's negotiation and execution of the Documents and the transactions contemplated thereby and (ii) $15,000. Conning and Beacon shall deliver to the Company copies of all due diligence and other reports with respect to the cost of which the Company has reimbursed Beacon or Conning (other than under circumstances that would, upon delivery of such materials by Beacon or Conning, as applicable, result in a violation or loss of any privilege with respect to such materials or the information contained therein).


                             VII.  Indemnification

     7.1. General Indemnification.  The Company shall, on an after Tax basis,
          -----------------------
indemnify, defend and hold the Investors, their affiliates, their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each an "Investor Entity") harmless from and against all
                                 ---------------
Losses (as defined below) incurred or suffered by an Investor Entity (whether incurred or suffered directly or indirectly through ownership of Common Stock or Preferred Stock) in respect of its purchase of Series D Preferred Stock under this Agreement arising or resulting from the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any certificate or other instrument delivered by the Company pursuant hereto including, without limitation, the Documents. The Investors, severally but not jointly, shall, on an after Tax basis, indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, representatives, successors and assigns harmless from and against all Losses arising from the breach of any of their respective representations, warranties, covenants or agreements in this Agreement or in any certificate or other instrument delivered by them pursuant hereto, including, without limitation, the

Documents. All claims for indemnification for Losses arising in connection with certificates, instruments or Documents shall be governed by and subject to this
Article VII.

     7.2. Indemnification Principles.  For purposes of this Article VII, (a)
          --------------------------
"Losses" shall mean each and all of the following items:  claims, losses,
-------
(including, without limitation, losses of earnings of the Company and its Affiliates) liabilities, obligations, payments, damages (actual, punitive or consequential), charges, judgments, fines, penalties, amounts paid in settlement, reasonable costs and expenses (including, without limitation, interest that may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts); and (b) each of the representations and warranties made by any party in this Agreement or in any certificate or other instrument delivered pursuant hereto, including, without limitation, the Documents, shall be deemed to have been made without the inclusion of limitations or qualifications as to materiality or knowledge such as the words "material adverse affect," "immaterial," "material," "in all material respects" and "knowledge," "best knowledge" or "knowingly" or words of similar import. Any indemnification payment by the Company to an Investor pursuant to this Article VII shall include an additional amount so that such Investor suffers no Loss in respect of its purchase of Series D Preferred Stock under this Agreement as a result of any diminution in the book value of the stockholder's equity related to its investment under the Agreement as a result of such indemnification payment. Any payment by the Company to an Investor pursuant to this Article VII, shall be treated for federal income tax purposes as an adjustment to the price paid by such Investor for the Series D Preferred Stock pursuant to this Agreement.

     7.3. Claim Notice.  A party seeking indemnification under this Article VII
          ------------
shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice"). Each
                                                      ------------
Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnity is sought except to the extent such party is materially prejudiced thereby.

     7.4. Claim Procedure.
          ---------------

          (a)  Procedure for Indemnification with Respect to Third-Party Claims.
               ----------------------------------------------------------------
If any indemnified party hereunder determines to seek indemnification under this
Article VII with respect to Losses resulting from the assertion of liability by third parties, such indemnified party shall give notice to the indemnifying party hereunder within 30 days of such indemnified party becoming aware of any such Losses or of facts upon which any claim for such Losses will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to such indemnified party. In case any such liability is asserted against such indemnified party, and such indemnified party notifies the indemnifying party thereof, the indemnifying party will be entitled, if it so elects by written notice delivered to such indemnified party within 10 days after receiving such indemnified party's notice, to assume the defense thereof with counsel satisfactory to such indemnified party, in which case, the indemnifying party will not be liable to the indemnified party under this
Section 7.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the following sentence or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the foregoing, (i) such indemnified party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless such indemnified party shall reasonably determine that there is a conflict of interest between or among such indemnified party and the indemnifying party with respect to such claim, in which case the fees and expenses of such counsel will be borne by the indemnifying party, (ii) such indemnified party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing,
(iii) the rights of such indemnified party to be indemnified hereunder in respect of any Losses that may or do result from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the indemnifying party is materially prejudiced thereby, and (iv) the indemnifying party's obligations to such indemnified party under this Article VII shall not terminate until such indemnified party's claims have been finally satisfied to such indemnified party's sole satisfaction. In the event that the indemnifying party, within 10 days after receipt of the aforesaid notice of a claim hereunder, fails to assume the defense of such indemnified party against such claim, such indemnified party shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of the indemnifying party. Notwithstanding anything in this
Article VII to the contrary, (i) if there is a reasonable probability that a claim may materially adversely affect such indemnified party, such indemnified party shall have the right to participate in such defense, compromise, or settlement and the indemnifying party shall not, without such indemnified party's written consent (which consent shall not be unreasonably withheld), settle or compromise any of such claims, or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party a release from all liability in respect of such claim. With respect to any assertion of liability by a third party that results in any claim for indemnification hereunder, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

          (b)  Procedure For Indemnification with Respect to Non-Third Party
               -------------------------------------------------------------
Claims. In the event that an indemnified party asserts the existence of a claim
------
with respect to Losses (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the indemnifying party. Such written notice shall state that it is being given pursuant to this
Section 7.4(b), specify the nature and amount of the claim asserted, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If the indemnifying party, within 30 days after the mailing of notice by such indemnified party, shall not give written notice to such indemnified party announcing its intent to contest such assertion of such indemnified party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that the indemnifying party contests the assertion of a claim by giving such written notice to such Indemnified party within said period, then the parties shall act in good faith to reach agreement regarding such claim. In the event that litigation shall arise with respect to any such claim, the prevailing party shall be entitled to reimbursement of costs and expenses incurred in connection with such litigation including attorney fees, if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice.

                             VIII.  Miscellaneous

     8.1. Remedies.  In case any one or more of the covenants and/or agreements
          --------
set forth in this Agreement shall have been breached by any party hereto, the Investors, with respect to a breach by the Company, and the Company, with respect to a breach by an Investor, may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

     8.2. Transfer Taxes.  The Company agrees that it will pay, and will hold
          --------------
the Investors harmless from any and all liability with respect to any transfer, documentary, stamp or other similar Taxes that may be determined to be payable in connection with the execution and delivery and performance of this Agreement, and that it will similarly pay and hold the Investors harmless from all Taxes in respect of the issuance of the Series D Preferred Stock and the Conversion Shares to the Investors, as applicable, each as contemplated by this Agreement. Notwithstanding the foregoing, the Company shall have no obligation to pay or hold the Investors harmless with respect to any transfer, documentary, stamp or other similar Taxes that may be determined to be payable in connection with the transfer by the Investor, as applicable, of shares of Series D Preferred Stock or Conversion Shares to any other Person.

     8.3. Further Assurances.  At any time or from time to time after a Closing,
          ------------------
the Company, on the one hand, and each of the Investors, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Purchases and to otherwise carry out the intent of the parties hereunder.

     8.4. Successors and Assigns; Assignment.  This Agreement shall bind and
          ----------------------------------
inure to the benefit of the Company, the Investors and their respective successors, permitted assigns, heirs and personal representatives. In addition, and whether or not any express assignment has been made, except as otherwise expressly stated in this Agreement, the provisions of Articles II, IV, VII, or VIII of this Agreement that are for the Investors' benefit as a purchaser or holder of Series D Preferred Stock, are also for the benefit of, and enforceable by, any subsequent holder of such Series D Preferred Stock and/or Conversion Shares. Neither this Agreement nor any rights hereunder may be transferred prior to a Closing Date without the written consent of the Company, Conning and Beacon.

     8.5. Entire Agreement.  This Agreement and the other writings referred to
          ----------------
herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     8.6. Notices.  All notices, requests, consents and other communications
          -------
hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

          (a)  if to the Company, to:

               Intek Information, Inc.
               370 17th Street
               39th Floor
               Denver, CO 80202-5656
               Telecopy: (303) 405-8421
               Attention: Chief Executive Officer

               with a copy to:

               Chrisman, Bynum & Johnson, P.C.
               1900 Fifteenth Street
               Boulder, Colorado 80302
               Telecopy: (303) 449-5426
               Attention: G. James Williams, Jr.

          (b)  if to Beacon, to:

               The Beacon Group III - Focus Value Fund, L.P.
               399 Park Avenue
               New York, New York 10022
               Telecopy: (212) 339-9109
               Attention: Eric R. Wilkinson

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10004
               Telecopy: (212) 859-8586
               Attention: David C. Golay, Esq.

          (c)    if to Conning, to:

                 Conning Insurance Capital Limited Partnership V
                 City Place II
                 185 Asylum Street
                 Hartford, Connecticut 06103-4105
                 Attention: Steve Piaker

                 with a copy to:

                 LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                 Goodwin Square
                 225 Asylum Street
                 Hartford, Connecticut 06103
                 Telecopy: (860) 293-3555
                 Attention: Charles F. Vandenburgh

            (d) if to the Other Investors, to the respective addresses set forth opposite their names on the signature page hereof.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     8.7.   Amendments.  The terms and provisions of this Agreement may only be
            ----------
modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Company, Conning and Beacon.

     8.8.   Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.9.   Headings.  The headings of the sections of this Agreement have been
            --------
inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     8.10.  Nouns and Pronouns.  Whenever the context may require, any pronouns
            ------------------
used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     8.11.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York, the State of Delaware and of the United States of America, in each case located in the County of New York or the County of New Castle, Delaware, as applicable, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or
                                                 ----------
relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York, the State of Delaware or the United States of America, in each case located in the County of New York or the County of New Castle, Delaware, as applicable, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

     8.12.  Severability.  Whenever possible, each provision of this Agreement
            ------------
shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     8.13.  Knowledge.  As used herein, "knowledge of the Company" and similar
            ---------
phrases shall mean, in addition to actual knowledge of the Company, (a) the actual knowledge of any officer, director or employee of the Company and (b) with respect to any such Person, knowledge that such Person should have or could reasonably be inferred to have by virtue of such Person's activities, circumstances or relationship with the Company and its business.

     8.14.  Termination.  This Agreement may be terminated by written notice
            -----------
given prior to a Closing: (a) by Conning, Beacon or the Company, if the Initial Closing has not occurred by May 20, 1998 (other than through the failure of any party seeking to terminate this Agreement to comply fully with such party's obligations under this Agreement), or such later date as Conning, Beacon and the Company hereto may agree in writing, (b) solely as to the rights and obligations of the Company and the Subsequent Investors as to the Subsequent Closing by the Company, or a Subsequent Investor (as to that Investor), if the Subsequent Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with such party's obligations under this Agreement) on or before seventy-five (75) days after the Initial Closing (but in any event not later than August 4, 1998), or such later date as the Company and the particular Subsequent Investor(s) may agree in writing or (c) by an Investor as to the purchase of Series D Preferred Stock by it hereunder, if a material breach of any of the representations, warranties or covenants of the Company set forth in this Agreement has been committed between the date hereof and the applicable Closing, and such breach has not been either waived by the Investor or cured by the Company within 10 days after the Company's receipt of written notice thereof from an Investor. Termination of this entire Agreement pursuant to Clause (a) of this Section 8.14 shall terminate all obligations of the parties hereto except for the obligations under Sections 4.6(j). 8.1, 8.6, 8.11 and 8.13 and Articles VI and VII; and termination of this Agreement as to a particular Investor (or investment by an Investor) pursuant to Clause (b) of this Section 8.14 shall terminate all obligations of the parties hereto in respect of that Investor (or investment by the Investor, as applicable) except for the obligations under Sections 4.6(j). 8.1, 8.6, 8.11 and 8.13 and Articles VI and VII; provided that
                                                                  --------
termination of this Agreement pursuant to this Section 8.14 (other than clause
(c) of the first sentence of this Section 8.14) shall not relieve a defaulting or breaching party hereunder from any liability to the other parties hereto resulting from the default or breach hereunder of such defaulting or breaching party occurring prior to the date of termination.

     IN WITNESS WHEREOF, the parties hereto have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.


THE COMPANY:             INTEK INFORMATION, INC.



                         By:  /s/ TIMOTHY C. O'CROWLEY
                             -------------------------------------
                             Timothy C. O'Crowley
                             Chief Executive Officer and President


CONNING:                 CONNING INSURANCE CAPITAL
                         LIMITED PARTNERSHIP V
                         By: Conning Investment Partners V, LLC, its General
                             Partner
                         By: Conning & Company, its Member/Manager


                         By:__________________________________
                               Its: General Partner

                               By:__________________________________
                               Title: ______________________________

                               Address: City Place II, 185 Asylum Street,
                                        ------------------------------------
                                       Hartford CT 06103-4105
                                       -------------------------------------
                               State of Organization:       Delaware
                                                     -----------------------
                               State of Residence:          Connecticut
                                                  --------------------------
                               Shares Purchased:          8,823,529
                                                ----------------------------
                               Purchase Price:          $11,999,999
                                              ------------------------------

BEACON:                       THE BEACON GROUP III - FOCUS VALUE FUND,
                              L.P.

                              By: Beacon Focus Value Investors, LLC, its
                                  general partner
                              Address: 399 Park Avenue, New York, New York
                                      ----------------------------------------
                                      10022
                                      --------
                              State of Organization:      Delaware
                                                    --------------------------
                              Shares Purchased:              0
                                               -------------------------------
                              Purchase Price:                0
                                             ---------------------------------

                              By:  Focus Value GP, Inc., its member


                              By:  /s/ ERIC WILKINSON
                                  --------------------------------------------
                              Title:__________________________________________


THE OTHER INVESTORS:          ________________________________________________

                              By:_____________________________________________
                              Address:________________________________________
                              State of Organization:__________________________
                              State of Residence:_____________________________
                              Shares Purchased:_______________________________
                              Purchase Price:_________________________________

                              ________________________________________________

                              By:_____________________________________________
                              Address:________________________________________
                              State of Organization:__________________________
                              State of Residence:_____________________________
                              Shares Purchased:_______________________________
                              Purchase Price:_________________________________

                              ________________________________________________

                              By:_____________________________________________
                              Address:________________________________________
                              State of Organization:__________________________
                              State of Residence:_____________________________
                              Shares Purchased:_______________________________
                              Purchase Price:_________________________________


                              ________________________________________________

                               By:____________________________________________
                               Address:_______________________________________
                               State of Organization:_________________________
                               State of Residence:____________________________
                               Shares Purchased:______________________________
                               Purchase Price:________________________________

                               _______________________________________________


                               By:____________________________________________
                               Address:_______________________________________
                               State of Organization:_________________________
                               State of Residence:____________________________
                               Shares Purchased:______________________________
                               Purchase Price:________________________________